UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________
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Atlassian Corporation
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ATLASSIAN

December 1, 2026 (Tuesday)
2:00PM (Pacific Time)

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

Our Values
They guide what we do, why we create, and who we hire.

Open company, no bullshit	Openness is root level for us. Information is open internally by default and sharing is a first principle. And we understand that speaking your mind requires equal parts brains (what to say), thoughtfulness (when to say it), and caring (how it’s said).

Play, as a team	We spend a huge amount of our time at work. So the more that time doesn’t feel like “work,” the better. We can be serious, without taking ourselves too seriously. We strive to put what’s right for the team first – whether in a meeting room or on a football pitch.

Build with heart and balance	“Measure twice, cut once.” Whether you're building a birdhouse or a business, this is good advice. Passion and urgency infuse everything we do, alongside the wisdom to consider options fully and with care. Then we make the cut, and we get to work.

Be the change you seek	All Atlassians should have the courage and resourcefulness to spark change – to make better our products, our people, our place. Continuous improvement is a shared responsibility. Action is an independent one.

Don’t #@!% the customer	Customers are our lifeblood. Without happy customers, we’re doomed. So considering the customer perspective - collectively, not just a handful - comes first.

3
Notice of 2026 Annual Meeting of Stockholders
Agenda Items

1.To elect the 9 directors nominated by our Board of Directors and named in this Proxy Statement.
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.
3.To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ending June 30, 2026.
We also will consider any other matters that may properly be brought before the Annual Meeting (and any postponements or adjournments of the Annual Meeting). As of the date of this Proxy Statement, we have not received notice of any such matters.
Annual Meeting of Stockholders
Tuesday, December 1, 2026
2:00 p.m. Pacific Time
We will hold the Atlassian Corporation (“Atlassian”) Annual Meeting of Stockholders (the “Annual Meeting”) virtually. To attend, vote, or submit questions, stockholders of record should go to www.virtualshareholdermeeting.com/TEAM2026 and log in using the control number on their Notice of Internet Availability (“Internet Notice”) or proxy card. Beneficial owners of shares held by a broker, bank, or other nominee should review these proxy materials and their Internet Notice or voting instruction form for how to vote in advance of and participate in the Annual Meeting. We encourage you to join the Annual Meeting 15 minutes before the start time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
The list of stockholders will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/TEAM2026.
Holders of record of shares of our Class A Common Stock and/or Class B Common Stock at the close of business on October 7, 2026, and their proxies are entitled to receive notice of, and to vote at, the Annual Meeting and any and all adjournments, continuations, or postponements thereof. These proxy materials are first being made available to stockholders on October 14, 2026.
Your vote is important. Please vote as promptly as possible.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 1, 2026: Both the Proxy Statement and Atlassian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, are available electronically at https://investors.atlassian.com/ and www.proxyvote.com.
By order of the Board of Directors,
Stan Shepard
General Counsel
San Francisco, California
October 14, 2026

2026 Proxy Statement

4	Notice of 2026 Annual Meeting of Stockholders
How to Vote

Online at the Annual Meeting	Online Before the Annual Meeting	Phone	Mail
Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/TEAM2026 and follow the instructions on the website.	Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).	Return your completed and signed proxy card in the postage-prepaid envelope accompanying the voting instruction forms.

Note for Street Name Holders: If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares in an Internet Notice or voting instruction form that was provided to you. If you do not provide voting instructions, we expect that your nominee will only be permitted to vote your shares on Proposal 2.

2026 Proxy Statement

5
Letter to Our Stockholders
To our stockholders, customers, partners, and Atlassians –
Closing out fiscal 2026, I have more conviction than ever in Atlassian’s long term opportunity. We’re living through an incredibly fast-moving moment in technology but in complex times, I focus on what’s important. Listening to customers, anchoring in facts, adapting to change, executing with discipline, and building with heart and balance. Through all the noise this year, I’m incredibly proud of how our TEAM has delivered against the strategy we laid out.
We made great progress against our strategic priorities this year - scaling our enterprise momentum, expanding our System of Work across every team, and cementing Atlassian’s position in the AI era. We did this while sharpening our focus on driving durable, profitable growth, and it shows in our results.
Cloud revenue growth accelerated during fiscal 2026 and closed the year totaling $4.4 billion. This was fueled by strong seat expansion in Jira and Confluence, and cross-sell momentum in Collections as customers scaled their usage of agents and deployed Rovo across their workflows. Total revenue grew 26% y/y to $6.6 billion, Subscription ARR grew 23% y/y surpassing $6.6 billion(1), and Remaining Performance Obligation grew 44% y/y to over $4.8 billion. This shows that customers increasingly see Atlassian as a trusted, long-term partner to help transform how they work.
At the heart of our momentum is AI, and as this technology reshapes software, it naturally raises questions about what comes next for enterprise platforms. My view is simple. As models become democratized and increasingly capable, context becomes the real differentiator.
That’s where our heritage matters. For over two decades, our mission has been to unleash the potential of every team. Powering billions of workflows for 350,000+ organizations across every industry gives us a deep understanding of how work gets done. Our platform sits at the center of how teams plan, build, support, and operate. Our System of Work connects that activity across functions like HR, Marketing, Finance, and IT. And our Teamwork Graph turns all of that into organizational context that makes AI more useful, reliable, efficient, and cost-effective.
This gives us massive traction with enterprise customers. The world’s biggest organizations are deepening their commitment to Atlassian with bigger and longer deals. In fiscal 2026, we hit new records with large customer contracts, landed the single biggest deal in our history, and grew our $5M+ ARR customer base by 70% year-over-year.
Looking ahead, I believe organizations won’t run on dozens of disconnected knowledge graphs. They'll choose a handful of trusted platforms that actually understand how work gets done. Atlassian is built for exactly that. Anyone can buy intelligence by the token, but real acceleration takes intelligence plus context. We provide the teamwork context that AI models simply can't create on their own, and that value only compounds as teams lean into our System of Work.
We’re heads down, executing against our priorities of Enterprise, System of Work, and AI while maintaining the financial discipline that builds an enduring business. In fiscal 2026, we delivered $1.3 billion of free cash flow(2) and GAAP operating profitability for the full year.
Fiscal 2026 was massive but I’m even more energized by what’s ahead.
To the entire Atlassian team, thank you. Everything we achieved this year is because of each of you. And to our stockholders, customers, and partners: thank you for your continued trust and support. The best is still to come.
Michael Cannon-Brookes
Chief Executive Officer & Co-Founder
(1)See Appendix A for the definition of Subscription ARR.
(2)Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment. Refer to Appendix A for information regarding non-GAAP financial measures, including a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.

2026 Proxy Statement

6

2026 Proxy Statement

7
Note About Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “plan,” “believe,” “aim,” “seek,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” “design,” “likely,” “forecast,” “predict,” “project,” “potential,” “goal” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including statements about our products and offerings, customers, leadership, business priorities and strategy, market position and opportunity, environmental, social and governance efforts and sustainability goals, Team Anywhere, the goals or effects of our executive compensation programs, and financial targets.
We undertake no obligation to update any forward-looking statements made in this Proxy Statement or to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the Financials - SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
Unless otherwise indicated, all reference to “$,” “USD $,” “US dollars,” and “dollars” are to United States dollars and all reference to “AUD $” are to Australian dollars.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on December 1, 2026. The Proxy Statement and Annual Report for the fiscal year ended June 30, 2026 are available at www.proxyvote.com.

2026 Proxy Statement

8
About the Annual Meeting
Who is soliciting my vote?
The Board of Directors (the “Board”) of Atlassian Corporation is soliciting your vote for Atlassian’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this proxy statement (the “Proxy Statement”) to “Atlassian,” “we,” “us,” “our” and the “Company” refer to Atlassian Corporation.
When and where will the Annual Meeting take place?
The Annual Meeting will take place on Tuesday, December 1, 2026 at 2:00 p.m. Pacific Time. The Annual Meeting will occur as a virtual meeting conducted exclusively via a live webcast at www.virtualshareholdermeeting.com/TEAM2026.
Why are you holding a virtual Annual Meeting?
Atlassian has embraced remote work through our Team Anywhere approach. The vast majority of Atlassians have flexibility in where they work – whether in an office, from home, or a combination of the two. Team Anywhere means, in part, that we aim to give all Atlassians the same ability to connect no matter from where they join our team.
In keeping with the Team Anywhere philosophy, we are utilizing a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We also believe that the virtual meeting format enhances stockholder access and engagement and reduces the environmental impact of our Annual Meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Where can I access the proxy materials?
Pursuant to the rules of the SEC we have provided access to our proxy materials primarily over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, October 7, 2026. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the internet, receive our proxy materials via email, or request a printed copy by mail may be found in the Internet Notice.
By accessing the proxy materials on the internet or choosing to receive your future proxy materials by email, you will reduce the cost of printing and mailing documents to you and will reduce the impact the Annual Meeting has on the environment. If you choose to receive future proxy materials by email, and you are an Atlassian stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.
How many votes do I have?
Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters to be voted on at the Annual Meeting. Holders of shares of Class A Common Stock and/or Class B Common Stock as of our record date of October 7, 2026 are entitled to vote at the Annual Meeting. A list of our stockholders as of October 7, 2026 will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 350 Bush Street, 13th Floor, San Francisco, California 94104 USA. If you would like to view this list, please contact our Corporate Secretary at the address above or IR@atlassian.com to schedule an appointment.

2026 Proxy Statement

About the Annual Meeting	9
What will I be voting on?
Stockholders will be asked to vote on the following matters at the Annual Meeting:

Proposals	Board’s Recommendation	Page
1.To elect Scott Belsky, Shona L. Brown, Michael Cannon-Brookes, Scott Farquhar, Anil Sabharwal, Christian Smith, Steven Sordello, Jason Warner and Michelle Zatlyn to serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	58
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.	FOR	59
3.To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2026.	FOR	60
We will also transact any other business that may properly come before the Annual Meeting, although we are not aware of any such business as of the date of this Proxy Statement.
How do I vote in advance of the Annual Meeting?
If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

Internet	Phone	Mail
Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).	Return your completed and signed proxy card in the postage-prepaid envelope accompanying the voting instruction forms.
If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.
How do I participate in the Annual Meeting?
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on October 7, 2026, the record date, or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/TEAM2026, enter the 16-digit control number found on your Internet Notice, proxy card, or voting instruction form, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Internet Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Internet Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The meeting webcast will begin promptly at 2:00 p.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/TEAM2026.
We will endeavor to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting by one of the methods indicated above.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting on the meeting website.

2026 Proxy Statement

10
2026 Proxy Statement Summary and Highlights
2026 Business Highlights
Our mission is to unleash the potential of every team. Our team collaboration software enables organizations to connect all teams through a system of work that unlocks productivity at scale. Our deeply interconnected portfolio of apps, AI agents, and Collections, each with discrete value propositions, is built on the Atlassian Cloud Platform and data model: a common technology foundation that seamlessly connects teams, information, context, and workflows throughout an organization.
As an AI-first company, we have embedded AI across every surface of our platform, enabling organizations to orchestrate work across both human and AI teammates. At the core is the Teamwork Graph, a unified data layer that connects teamwork data across Atlassian and non-Atlassian tools, mapping the relationships between goals, knowledge, teams, and work. As AI models grow more commoditized, the quality of the context they operate on determines the quality of their output – and the Teamwork Graph gives AI agents the relationship-aware enterprise context they need to produce accurate, relevant, and actionable results. That context compounds over time, growing richer with each workflow and integration to help human and AI teammates get better, faster results with AI.
In fiscal year 2026, we drove strong momentum across our strategic priorities — Enterprise, AI, and the System of Work — and drove durable, profitable growth. We achieved strong business and financial results, including:(1)

Total Revenue $6.6 billion	26% from FY25	Subscription ARR(1) $6.6 billion	23% from FY25	Operating Cash Flow $1.4 billion

Cloud Revenue $4.4 billion	28% from FY25	GAAP Operating Profit		Free Cash Flow(1) $1.3 billion Free Cash Flow Margin of 20%

(1)Subscription ARR and Free Cash Flow are not U.S. generally accepted accounting principles (“GAAP”) financial metrics. See Appendix A for information regarding non-GAAP financial measures, including reconciliation of GAAP to non-GAAP financial metrics.

2026 Proxy Statement

2026 Proxy Statement Summary and Highlights	11
Board and Corporate Governance Highlights
Atlassian is governed by a Board consisting of a highly experienced, qualified, and diverse group of directors. All of our director nominees, other than Michael Cannon-Brookes, our Chief Executive Officer (“CEO”) & Co-Founder, Scott Farquhar, our Co-Founder & former Co-CEO, and Anil Sabharwal are independent within the meaning of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The figures below highlight the independence, tenure, and age of our director nominees.
Independence

■	Independent
■	Non-independent
Tenure(1)

■	0-5 years
■	6-10 years
■	>10 years
Age

■	46-50
■	51-55
■	56-60
■	61+
(1)Director tenure is measured by completed years of service from the initial month of service through the filing of this Proxy Statement.
Our Board does not believe in a specific limit for the overall length of time a director may serve. Directors who have served on the Board for an extended period can provide valuable insight into the operations and future of Atlassian based on their experience with, and understanding of, Atlassian’s history, policies, and objectives as well as the industry in which it operates. As an alternative to term limits, our Board seeks to maintain an average tenure of ten years or less for its independent directors.
Our corporate governance structure is designed to promote long-term stockholder value creation through the leadership and oversight provided by our thoughtfully composed Board. Our Board is committed to maintaining alignment with stockholder interests through our strong governance practices and by seeking and incorporating stockholder feedback that informs key areas of focus for our Board and our Company each year.

Corporate Governance Best Practices

  Independent Chair of the Board, separate from CEO role
  Commitment to Board refreshment, with two new directors appointed in fiscal year 2026 and five new directors appointed in the past three fiscal years
  100% independent standing committees and committee chairs
  Board membership criteria established with consideration of potential director nominee’s personal and professional integrity, strong ethics, and values, and ability to make mature business judgments, with the objective of having a Board with a variety of backgrounds and experience
  Board with a variety of qualifications, background, professional experiences, and tenure

  Annual Board and committee evaluations
  Executive sessions of independent directors for all quarterly Board meetings led by the Chair of the Board
  Director orientation and continuing education programs
  Committee meetings open to all directors
  Annual election for all directors
  Majority voting standard for election of directors
  Removal of directors with or without cause
  Minimum stock ownership guidelines for both executive officers and directors
  Channels for stockholder feedback

For more detailed information on Atlassian’s corporate governance and risk oversight framework, see “Directors and Corporate Governance.”

2026 Proxy Statement

12
Directors and Corporate Governance
Nominees for Election
Our Board is composed of highly experienced directors who have led, advised and established leading global organizations. Our Board has taken a thoughtful approach to board composition so that our directors have backgrounds that collectively add significant value to the strategic decisions made by Atlassian and that enable them to provide oversight of management and accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, executives, and advisors. In addition, we have worked hard to strike a balance between long-term understanding of our business and fresh external perspectives, as well as to have a variety of backgrounds and perspectives within the boardroom.
The following table sets forth the names, ages, and certain other information for each of our director nominees. It also includes the membership of our standing committees that are expected to remain in effect following the Annual Meeting if all the director nominees are elected. Ms. Dykstra, who has served on the Board since 2025, will not stand for re-election to the Board at the Annual Meeting. We thank her for her service to Atlassian.

					Committee Membership
Director Nominee	Age	Director Since	Other Public Company Boards	Independent	Audit	Compensation and Leadership Development	Nominating and Corporate Governance
Scott Belsky Partner, A24 and Former Chief Strategy Officer, EVP, Adobe, Inc.	46	2024	0
Shona L. Brown Independent Advisor, Former Senior Vice President of Google.org Independent Board Chair	60	2015	1
Michael Cannon-Brookes CEO & Co-Founder, Atlassian Corporation	46	2002	0
Scott Farquhar Co-Founder & Former Co-CEO, Atlassian Corporation	46	2002	0
Anil Sabharwal Partner, AirTree Ventures and Former Vice President of Product Management, Google	48	2026	0
Christian Smith Former Chief Revenue Officer, Splunk (Cisco Systems, Inc.)	61	2025	0
Steven Sordello Former Chief Financial Officer, LinkedIn Corporation	57	2015	1
Jason Warner Co-Founder and Co-CEO, Poolside, Inc.	49	2025	0
Michelle Zatlyn Co-Founder, President and Chief Operating Officer, Cloudflare, Inc.	47	2021	1

= Member	= Chair

2026 Proxy Statement

Directors and Corporate Governance	13
Director Experience and Qualifications Matrix
The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee (the “Nominating Committee”) to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed these skills through education, direct experience, and oversight responsibilities. Additional biographical information is set out starting on page 14.

	Scott Belsky	Shona L. Brown	Michael Cannon- Brookes	Scott Farquhar	Anil Sabharwal	Christian Smith	Steven Sordello	Jason Warner	Michelle Zatlyn
Public Company CEO / President Experience as a CEO or President of a public company.
Executive at Scale Experience leading at a company that is operating at scale.
Audit / Finance / Accounting Knowledge of financial markets, financing and accounting and financial reporting processes.
Technologist Expertise in engineering or development of software products or services, computer science, information technology or technology research and development.
Sales and Marketing Experience in sales management, marketing campaign management, marketing/advertising or public relations.
Human Capital / Compensation / Employee Development Experience human capital development at an organization, including attracting and retaining top talent.
Enterprise Software Industry Experience as a leader at companies operating in the enterprise software industry.
Risk / Cybersecurity / Privacy Experience in enterprise risk oversight, including directors with experience in cybersecurity and data privacy management.
Strategy / Business Development / M&A / Venture Capital Experience in creating long-term value through investment, acquisitions and growth strategies.

2026 Proxy Statement

14	Directors and Corporate Governance
Biographies
Set forth below are the names and certain information about each of our director nominees, all of whom are currently members of the Board. There are no family relationships among any of our directors or executive officers. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Scott Belsky Partner, A24 and Former Chief Strategy Officer, EVP, Adobe, Inc.

Independent Director Age: 46 Director Since: 2024 Committees: Compensation and Leadership Development
Professional Experience
•Partner at A24, an independent film, television, music, and publishing studio (2025 to Present)
•Chief Strategy Officer and Executive Vice President of Design & Emerging Products and Chief Product Officer (2025) and Executive Vice President for Creative Cloud (2017 to 2023) at Adobe, Inc. (“Adobe”), a creative design software company
•Venture investor at Benchmark, a venture capital firm (2016 to 2017)
•Head of Behance & VP Products, Creative Cloud at Adobe (2012 to 2016)
•CEO and Founder of Behance LLC, a social media platform for creative work, which was acquired by Adobe in 2012 (2006 to 2012)
Education
•Bachelor of Science from Cornell University
•M.B.A. from Harvard Business School
Key Skills and Qualifications
•Deep strategy and product experience, from a broad range of executive roles at Adobe and as co-founder and CEO of Behance until its acquisition by Adobe, combining an understanding of product strategy and operations at varying scales
•Thought leader in the product and design space, with domain expertise in AI, serving as an investor and advisor for companies including Pinterest, Uber, and Airtable, and authoring two books, entitled The Messy Middle and Making Ideas Happen

2026 Proxy Statement

Directors and Corporate Governance	15

Shona L. Brown Independent Advisor and Former Senior Vice President of Google.org

Board Chair since 2018
Independent Director
Age: 60
Director Since: 2015
Committees:
Compensation and Leadership Development; Nominating and Corporate Governance
Other Public
Company Boards:
DoorDash, Inc.
Prior Public
Company Boards
(last 5 years): PepsiCo, Inc.

Professional Experience
•Senior advisor to Google Inc. (now Alphabet Inc.) (“Google”), an internet search and technology company (2013 to 2015)
•Senior Vice President of Google.org, Google’s philanthropic organization (2011 to 2012)
•Vice President and later Senior Vice President, Business Operations of Google (2003 to 2011)
•Consultant (1995 to 2003) and Partner (2000 to 2003) of McKinsey & Company, a consulting firm
Education
•Bachelor of Computer Systems Engineering from Carleton University
•Master of Arts in philosophy and economics from Oxford University
•Ph.D. from the Department of Industrial Engineering and Engineering Management at Stanford University
Key Skills and Qualifications
•Extensive experience in organizational structure, people operations, and culture gained from her decade-long tenure as an executive at Google, in a period during which Google grew from 500 to 50,000 employees; thought leadership through co-authoring a book, entitled Competing on the Edge: Strategy as Structured Chaos, which introduced a new strategic model for competing in volatile markets
•Significant public company board experience, as the current Lead Independent Director of DoorDash, Inc. and a former director of PepsiCo, Inc. with additional corporate governance experience as an advisor and board member to a portfolio of technology startups and a number of non-profit organizations
•Expertise in public policy and sustainability from leading Google’s technology for social impact efforts

Michael Cannon-Brookes CEO and Co-Founder, Atlassian Corporation

Age: 46 Director Since: 2002
Professional Experience
•CEO & Co-Founder of Atlassian (2002 to Present)
•Adjunct Professor of Computer Science & Engineering at University of New South Wales, Australia (2014 to Present)
Education
•Bachelor of Science in information systems from the University of New South Wales, Australia
Key Skills and Qualifications
•Innovative industry leadership as one of our Co-Founders and over two decades as our Chief Executive Officer provide unique and invaluable experience to the Atlassian Board
•Deep knowledge of Atlassian’s products, customers, culture, and values gained from developing and executing Atlassian’s strategic priorities since its founding
•Decades leading Atlassian and investing in businesses across the technology industry, providing an extensive understanding of the markets in which Atlassian operates

2026 Proxy Statement

16	Directors and Corporate Governance

Scott Farquhar Co-Founder & Former Co-CEO, Atlassian Corporation

Age: 46 Director Since: 2002
Professional Experience
•Co-CEO (2002 to August 2024) & Co-Founder of Atlassian
•Interim Chief Financial Officer of Atlassian (July 2022 to September 2022)
•Chair of the Board of Atlassian (2016 to 2018)
Education
•Bachelor of Science in business information technology from the University of New South Wales, Australia
Key Skills and Qualifications
•Innovative industry leadership as one of our Co-Founders and over two decades as our Co-Chief Executive Officer (including previous terms of service as our interim Chief Financial Officer and Board Chair) provides unique and invaluable experience to the Atlassian Board
•Deep knowledge of Atlassian’s product, customers, culture, and values gained from developing and executing Atlassian’s strategic priorities from its founding until August 2024
•Decades leading Atlassian and investing in businesses across the technology industry, providing an extensive understanding of the markets in which Atlassian operates

Anil Sabharwal Former Vice President, Google

Age: 48 Director Since: 2026
Professional Experience
•Vice President of Google (April 2016 to May 2026), leading various teams, including Google Photos, Google Chrome, Chrome OS and Health and Wearables, and most recently Vice President of Product Management
•Technical Advisor to Atlassian Williams F1 Team (April 2025 to December 2025)
•Co-founder and Director, Google Photos at Google (July 2013 to April 2016)
•Product Lead, Hangouts Video Calling at Google (January 2013 to July 2013)
•Co-founder and Mobile Lead, Google Drive and Docs at Google (January 2009 to January 2013)
Education
•Bachelor of Mathematics in Computer Science from University of Waterloo
•Executive M.B.A. from the University of California, Berkeley, Haas School of Business
Key Skills and Qualifications
•Decades of experience founding and leading product, design and engineering teams, at Google and start-ups, including the team behind Google Photos, which reached more than one billion active users in less than four years
•Deep experience operating in product leadership at scale, leading significant business units at Google
•Deep Atlassian customer experience knowledge built by advising Atlassian Williams F1 Team to integrate the Atlassian System of Work

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Christian Smith Former Chief Revenue Officer, Splunk, Inc. (Cisco Systems, Inc.)

Independent Director Age: 61 Director Since: 2025 Committees: Audit; Nominating and Corporate Governance
Professional Experience
•Senior Vice President, Chief Revenue Officer (2020 to 2025) and various other sales leadership roles (2017 to 2020) at Splunk Inc. (“Splunk”), a cybersecurity and observability company, acquired by Cisco Systems, Inc. in 2024
•Chief Revenue Officer (2014 to 2017) and Senior Vice President (2013 to 2014) at Nintex USA, Inc.
•Various sales leadership roles at Oracle Corporation (2011 to 2013), ATG (2009 to 2011), and Daptiv (1999 to 2009)
Education
•Bachelor of Arts in marketing, advertising, and communications from University of Washington
Key Skills and Qualifications
•Over 30 years of experience in senior leadership roles in the enterprise software space, driving global sales and digital transformations including leading Splunk’s software transformation from perpetual license to recurring revenue while achieving consistent growth and improved profitability
•Over 30 years of experience in senior leadership roles in the enterprise software space, driving global sales and digital transformations including leading Splunk’s software transformation from perpetual license to recurring revenue while achieving consistent growth and improved profitability
•Pioneered the Unified Engagement Model, an industry-leading sales methodology based on value selling and customer engagement

Steven Sordello Former SVP and Chief Financial Officer, LinkedIn Corporation

Independent Director Age: 57 Director Since: 2015 Committees: Audit Other Public Company Boards: Compass, Inc.
Professional Experience
•Senior Vice President and Chief Financial Officer of LinkedIn Corporation (“LinkedIn”), an online business-oriented social networking service, which was acquired by Microsoft Corporation (“Microsoft”) in 2016 (2007 to 2021); Senior Vice President and CFO Emeritus of LinkedIn (2021 to 2022)
•Chief Financial Officer of TiVo, Inc., a manufacturer of digital video recorders (2006 to 2007)
•Various senior management positions, including most recently Chief Financial Officer, of Ask Jeeves, Inc., an internet search engine company, which was acquired by IAC in 2005 (1999 to 2005)
•Various finance roles at Adobe Systems Incorporated, a software company (1994 to 1999)
•Various finance roles at Syntex Corporation, a pharmaceuticals company (1992 to 1994)
Education
•Bachelor of Science in business from Santa Clara University
•M.B.A. from Santa Clara University
Key Skills and Qualifications
•Extensive background in strategy, operational and financial management, mergers and acquisitions and corporate leadership from decades of experience as a financial executive at consumer-facing and enterprise software companies operating at scale
•As Senior Vice President and Chief Financial Officer at LinkedIn, oversaw major transactions including the company’s IPO and its $26.2 billion acquisition by Microsoft
•Additional board of directors and audit committee expertise from tenures as independent director and audit committee member of private and public companies, including Compass, Inc. and Cloudera, Inc., until its merger with Hortonworks, Inc.

2026 Proxy Statement

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Jason Warner Co-Founder and Co-Chief Executive Officer, Poolside, Inc.

Independent Director Age: 49 Director Since: 2025 Committees: Compensation and Leadership Development
Professional Experience
•Co-Founder and Co-Chief Executive Officer at Poolside, Inc. (“Poolside”), a frontier AI lab start-up (2023 to Present)
•Managing Director at Redpoint Ventures, a venture capital firm (2021 to 2023)
•Chief Technology Officer at GitHub, Inc. (“GitHub”), a developer platform (2017 to 2021), including in period following GitHub’s acquisition by Microsoft in 2018
•Various engineering leadership roles at Heroku (2014 to 2017), Canonical (2010 to 2014), and 41st Parameter (2006 to 2010)
Education
•Bachelor of Science in computer science from Pennsylvania State University
•Master of Science in computer science from Rensselaer Polytechnic Institute
Key Skills and Qualifications
•Seasoned technology executive and software engineering leader with a visionary approach to AI and developer tools; thought leader and advocate of the importance of safeguarding the creativity of the engineering profession while embracing technological advancements
•Extensive experience leading the development of advanced AI models, including security and privacy for enterprise use, and deep expertise on the AI market and opportunity generally
•During tenure as GitHub’s Chief Technology Officer, expanded GitHub’s user base to tens of millions of developers and served on the executive team through and following the company’s $7.5 billion acquisition by Microsoft in 2018

Michelle Zatlyn President and COO, Cloudflare, Inc.

Independent Director Age: 47 Director Since: 2021 Committees: Audit; Nominating and Corporate Governance Other Public Company Boards: Cloudflare, Inc.
Professional Experience
•Co-Founder, President (2020 to Present), Chief Operating Officer (2016 to Present) and Co-Chair (2025 to Present) of Cloudflare, Inc. (“Cloudflare”), a connectivity cloud company
•Head of User Experience of Cloudflare (2009 to 2016)
Education
•Bachelor of Science in chemistry and business from McGill University
•M.B.A. from Harvard Business School
Key Skills and Qualifications
•Strong executive, strategic, and operational experience, as well as expertise as a product development leader, from growing Cloudflare from a start-up to a global, publicly-listed company
•A woman leader in the technology industry, recognized by Fortune’s 40 Under 40 list, Marie Claire’s 7th Annual New Guard, and womentech networks’ 100 Top Women in Tech Leaders to Watch in 2025
•Deep knowledge of our customers and products from firsthand experience using Atlassian products while scaling Cloudflare

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Directors and Corporate Governance	19
Director Independence
As required by the Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. In addition, in making its determination, the Board considers any arms-length transactions made in the ordinary course between Atlassian and certain related entities, for instance the purchase from Atlassian of software products and services by companies of which a director is an executive officer and vice versa.
After review of all relevant transactions and relationships between each director, any of their family members, Atlassian, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Mr. Belsky, Dr. Brown, Ms. Dykstra, Mr. Smith, Mr. Sordello, Mr. Warner, and Ms. Zatlyn. Mr. Sabharwal was not determined to be independent by the Board due to his service as a Technical Advisor to Atlassian Williams F1 Team between April and December 2025, for which he was paid as a consultant by Atlassian. Mr. Farquhar was not deemed to be independent because he served as our Co-CEO until August 2024.
The Board also concluded that all members of each of the Audit Committee, Compensation and Leadership Development Committee (the “CLDC”) and the Nominating Committee are independent within the meaning of our Corporate Governance Guidelines and Nasdaq listing standards, including the additional independence requirements applicable to members of the Audit Committee and the CLDC.
Board Leadership Structure
Each year, the Board appoints a Board Chair, reviews its leadership structure and determines whether, at the time, it is in the best interests of Atlassian and our stockholders for the role of Board Chair to be held by someone other than our CEO. When the same person serves as both Board Chair and CEO, the independent directors may appoint a Lead Independent Director.
Currently, the roles of Board Chair and CEO are separated. In September 2026, Dr. Brown was re-appointed as Board Chair. At this time, the Board has determined that it is not necessary to appoint a Lead Independent Director given that the Board has determined Dr. Brown to be independent. The Board believes this governance structure, which consists of an independent Board Chair, a CEO (who is also a director), and a majority of independent, engaged directors, is optimal at this time for guiding our company, providing oversight, and maintaining the focus required to achieve our business goals. In particular, Atlassian and our Board recognize the importance of the effective oversight that is provided by our independent Board members.
While separation of the Board Chair and CEO roles is not required under our Bylaws or Corporate Governance Guidelines, the Board believes that at this time it is appropriate for us and in the best interests of Atlassian and our stockholders. The Board believes this structure provides an effective balance between strong company leadership and oversight by independent directors with expertise from outside Atlassian, as it enables Mr. Cannon-Brookes to focus his attention on our business strategy and operations.
Board Meetings and Committees
During our fiscal year ended June 30, 2026, our Board held 15 meetings. Each incumbent director nominee attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Two of the then current members of our Board attended the 2025 Annual Meeting of Stockholders.
Our Board has established the Audit Committee, the CLDC, and the Nominating Committee. Each of these committees has a written charter that it reviews annually, making recommendations to the Board for any charter revisions that might be needed to reflect evolving best practices. All three committee charters are available on our website at https://investors.atlassian.com/ under “Governance—Governance Documents.” The members of each committee are independent and appointed by the Board based on recommendations of the Nominating Committee.

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The composition and responsibilities of each of the committees of our Board, as of the date of this Proxy Statement, are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Members Steven Sordello (Chair) Karen Dykstra(1) Christian Smith(2) Michelle Zatlyn
All Committee members are independent and meet the requirements of financial literacy under Nasdaq listing standards.
Mr. Sordello and Ms. Dykstra have each been determined to qualify as an audit committee financial expert.
Number of meetings in fiscal year 2026: 9
Committee Report: page 56

(1) Ms. Dykstra will not stand for re-election to the Board at the Annual Meeting. (2) Mr. Smith was appointed to the Audit Committee effective October 1, 2025.

The Audit Committee oversees our accounting and financial reporting process, the auditing of our financial statements and our guidelines and policies governing our management’s assessment and mitigation of enterprise risks. Among other matters, the Audit Committee’s responsibilities include:
•Selecting and hiring our independent registered public accounting firm.
•Evaluating the performance and independence of our independent registered public accounting firm and the performance of Atlassian’s internal audit function.
•Pre-approving the audit and any non-audit services to be performed by our independent registered public accounting firm.
•Reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices.
•Reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures.
•Overseeing and reviewing our guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management.
•Overseeing and reviewing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters.
•Reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports.
•Reviewing and approving any proposed related party transactions.

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Compensation and Leadership Development Committee

Members Scott Belsky (Chair)(1) Shona L. Brown Jason Warner(2)	All Committee members are independent. Number of meetings in fiscal year 2026: 5 Committee Report: page 47

(1) Mr. Belsky was appointed as the Chair of the CLDC effective January 1, 2026. (2) Mr. Warner was appointed to the CLDC concurrently with his appointment to the Board effective October 1, 2025.

The CLDC reviews and approves our compensation structure, policies and programs, including the compensation and benefits of our executive officers. Among other matters, the CLDC’s responsibilities include:
•Establishing, overseeing, and administering employee compensation, including incentive-based compensation plans, such as employee bonus plans, and equity-based plans, and benefits policies and programs and overseeing related risks.
•Reviewing and approving compensation programs and awards for our executive officers and non-employee directors.
•Establishing performance goals for our executive officers and evaluating the performance of our executive officers in light of those goals and objectives.
•Reviewing executive officer succession plans, leadership development, attraction and retention and related risks.
•Reviewing and approving the peer group of companies used to inform our evaluation of compensation for our executive officers, other employees and directors.
•Sole discretion to retain and oversee the engagement of compensation consultants, legal counsel, or other advisors to advise the CLDC at the expense of Atlassian.
•Reviewing with management our annual Compensation Discussion and Analysis.
•Preparing and approving the annual CLDC Report.
The CLDC may delegate its authority to one or more subcommittees or to one member of the CLDC, in accordance with applicable law. The CLDC delegates its authority to members of management to determine certain types of awards under our equity-based compensation plans for employees who are not executive officers. The CLDC has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers.

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Nominating and Corporate Governance Committee

Members Shona L. Brown (Chair)(1) Christian Smith Michelle Zatlyn(2)	All Committee members are independent. Number of meetings in fiscal year 2026: 2

(1) Dr. Brown was appointed to the Nominating Committee effective October 1, 2025 and as Chair on January 1, 2026. (2) Ms. Zatlyn was appointed to the Nominating Committee effective January 1, 2026.

The Nominating Committee identifies individuals qualified to become members of the Board, recommends to the Board the director nominees for election at each annual meeting of stockholders, develops and maintains our Corporate Governance Guidelines and oversees the evaluation of the Board and its committees. Among other matters, the Nominating Committee’s responsibilities include:
•Recommending to the Board criteria for Board and committee membership, including any specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors.
•Establishing a process for evaluating nominees for the Board, including nominees recommended by stockholders.
•Recommending to the Board the director nominees for election at each annual meeting of stockholders, based on a review of the minimum qualifications and other criteria approved by the Board or the Nominating Committee.
•Reviewing all stockholder nominations and proposals submitted to Atlassian and recommending to the Board appropriate action on each such nomination or proposal.
•Developing and regularly assessing a set of Corporate Governance Guidelines applicable to Atlassian that satisfy the applicable requirements under Nasdaq rules.
•Overseeing the Board’s performance and annual self-evaluation process.

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Compensation Committee Interlocks and Insider Participation
During fiscal year 2026, Dr. Brown and Messrs. Belsky, Goodarzi and Warner served on the CLDC. Effective October 1, 2025, Mr. Warner was appointed to the CLDC concurrently with his appointment to the Board. Additionally, Mr. Goodarzi stepped down concurrently with his resignation from the Board effective January 1, 2026. None of the members of the CLDC has been an officer or employee of Atlassian. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or the CLDC.
Director Selection and Board Evaluation
Identifying and Evaluating Director Candidates
The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating Committee through directors, management, stockholders or third parties. The Nominating Committee and the Board believe it is in the best interests of Atlassian and its stockholders to obtain highly qualified individuals to serve on the Board.
The Nominating Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. The Nominating Committee believes that it is important to maintain and consistently refresh a list of qualified potential candidates for nomination.
The Nominating Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. In identifying prospective director candidates, the Nominating Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, their independence, their depth and breadth of business experience, and the needs of the Board.
At a minimum, the Nominating Committee must be satisfied that each Nominating Committee-recommended nominee meets the following minimum qualifications:
•The nominee must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•The nominee must be highly accomplished in their respective field, with superior credentials and recognition.
•The nominee must be well regarded in the community and must have a long-term reputation for the highest ethical and moral standards.
•The nominee must have sufficient time and availability to devote to the affairs of Atlassian, particularly in light of the number of boards on which the nominee may serve.
•To the extent such nominee serves or has previously served on other boards, the nominee must have a demonstrated history of actively contributing at board meetings.
•The nominee must have skills that are complementary to those of the existing Board.
•The nominee must have the ability to assist and support management and make significant contributions to Atlassian’s success.
•The nominee must have an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
The Nominating Committee will also seek appropriate input from our CEO from time to time in assessing the needs of the Board for relevant background, experience, and skills of its members.

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Board Evaluation Process
Annually, our Board works with an outside advisor to conduct a comprehensive evaluation of our Board, its committees and its individual members. The Nominating Committee oversees this evaluation process. The evaluation aims (i) to find opportunities where our Board and committees can improve their performance and effectiveness, (ii) to assess any need to evolve the composition and expertise of our Board, and (iii) to assess the quality and effectiveness of the interactions between our Board and Atlassian management. The collection of information is facilitated by an outside advisor to preserve integrity and anonymity of the members of our Board.
The Nominating Committee is responsible for designing the evaluation process and establishing the evaluation criteria. During the evaluation process, the outside advisor collects feedback from each director, and then the results of the evaluation and any recommendations for improvement are provided to our Board. Our Board reviews and discusses the evaluation results and any actions to be taken as a result of the discussion. Our Board, including our Nominating Committee, uses the results to inform Board and committee composition, including considering the backgrounds, skills and experience that can best prepare our Board for the evolving needs of Atlassian.
Stockholder Recommendations and Nominees for Director
The Nominating Committee considers properly submitted recommendations for candidates to the Board from stockholders. In evaluating such recommendations, the Nominating Committee evaluates candidates recommended by stockholders using the same criteria it applies to evaluate other candidates and seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board and to address the membership criteria set forth under “Identifying and Evaluating Director Candidates” above.
Stockholder recommendations to the Board should be sent to the attention of Atlassian’s Corporate Secretary by one of the following two ways:

By email: IR@atlassian.com	By mail or expedited delivery service: Atlassian Corporation 350 Bush Street, 13th Floor San Francisco, California 94104 USA Attention: Corporate Secretary
In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. For a description of the process for nominating directors in accordance with our Bylaws, see “Information About the Meeting, Voting and Procedural Matters — Procedure for Introducing Business or Director Nominations at Our 2027 Annual Meeting of Stockholders.”

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Board’s Role in Risk Oversight
The full Board oversees Atlassian’s risk management program and delegates certain risk oversight responsibilities to Board committees. Management is responsible for balancing risk and opportunity in support of Atlassian’s objectives, and carries out the daily processes, controls and practices of our risk management program — many of which are embedded in our operations. Atlassian’s enterprise risk management program is designed to identify, assess and prioritize Atlassian’s risk exposures across various time frames, from the short term to the long term. Risks are evaluated based on their potential magnitude, likelihood and immediacy. The committees of the Board play key roles in the Board’s risk oversight responsibility. All committees receive regular reports from Atlassian officers responsible for monitoring and mitigating particular risk exposures, and the committees provide regular reports to the full Board on relevant areas of oversight, as summarized below.

Full Board

•Reviews and discusses priority risks with management, including through the annual strategic planning process and reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment and go-to-market updates, legal and regulatory developments, cybersecurity matters, AI governance, international business activities, and presentations on specific risks.
•Considers regular reports from each committee regarding risk matters under its areas of oversight.

Audit Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee

•Reviews and discusses Atlassian’s overall assessment and management of enterprise risks, including financial, operational, data privacy, cybersecurity, competition, legal, regulatory, tax and accounting risk exposures and the steps that Atlassian’s management has taken to monitor and control such exposures.
•Discusses the guidelines and policies that govern the process by which Atlassian’s exposure to risk is assessed and managed by management, including a review of Atlassian’s enterprise risk-management framework.
•Oversees risks associated with our financial statements and other financial-related risks, including insurance exposure and corporate infrastructure risks.

•Reviews risks associated with our compensation programs, policies and practices, both for executives in particular and for employees generally.
•Oversees organizational development activities and human-capital management, including: management depth and strength assessment; leadership development and succession planning; company-wide organization and talent assessment; employee recruitment, engagement and retention; workplace environment and culture; employee health and safety; and pay equity.
•Reviews risks associated with corporate governance. •Oversees overall board effectiveness, including identifying and recruiting members with appropriate skills and experience.

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Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board and Nominating Committee regularly review and evaluate Atlassian’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees of Atlassian, including our CEO and Chief Financial Officer.
The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on Atlassian’s website at https://investors.atlassian.com/ under “Governance—Governance Documents” or in print by contacting Investor Relations at IR@atlassian.com or 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Investor Relations. Any substantive amendments to or waivers of the Code of Business Conduct and Ethics relating to our executive officers or directors will be disclosed promptly on our website, as required under applicable Nasdaq and SEC rules.
Stockholder Engagement
We proactively engage with our stockholders throughout the year on a wide range of topics that are of interest and priority to both Atlassian and our stockholders. In fiscal year 2026, we conducted outreach to holders of nearly 45% of shares of our Class A Common Stock outstanding and engaged in dialogue with holders of more than 42% of shares of our Class A Common Stock outstanding through this program. We engaged with 54% of our 20 largest stockholders (not including our Co-Founders, Mr. Cannon-Brookes or Mr. Farquhar); such engagements represent over 30% of the total shares of our Class A Common Stock outstanding. We discussed and solicited feedback from stockholders on various topics, including: business strategy, new products, developing technologies, such as agentic AI, company performance, compensation programs, corporate governance, risk, and culture.
Our engagement process enables us to better understand our stockholders’ priorities, thoughtfully consider a variety of perspectives, elaborate on our initiatives, and foster an open and constructive dialogue. Our Investor Relations team is responsible for leading our stockholder outreach. Meetings can include participation by our senior management team, as well as members of the Board, as appropriate. Our Head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.
During fiscal year 2026, in addition to targeted meetings, we engaged with stockholders, prospective investors, and investment analysts in quarterly earnings calls, analyst meetings, and industry conferences. We also hosted an investor forum at our TEAM’26 conference, including a presentation of our strategic vision, opportunity, and enterprise sales transformation, as well as a Q&A session with Atlassian executives.
Stockholder Communications with the Board
Stockholders are able to communicate with the Board and with individual directors in their capacity as a member of the Board, by email or in writing as follows:

By email: IR@atlassian.com	By mail or expedited delivery service: Atlassian Corporation 350 Bush Street, 13th Floor San Francisco, California 94104 USA Attention: Corporate Secretary
All communications from stockholders must be accompanied by the following information regarding the person submitting the communication: (i) a statement of the type and amount of the securities of Atlassian that such stockholder holds, and a representation that the stockholder is a record holder of Atlassian’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act, and (ii) the address, telephone number and e-mail address, if any, of such person.
Atlassian’s Corporate Secretary will initially receive all stockholder communications and review it for compliance with the Stockholder Communications Policy before sharing with the Board or the addressed director. Atlassian’s Corporate Secretary will not forward (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication; (ii) communications regarding ordinary business operations; and (iii) communications that contain offensive, obscene or abusive content. The full Stockholder Communication Policy is available for review at https://investors.atlassian.com/ under “Governance—Governance Documents.”

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Our Values and Sustainability Strategy
Our Chief Sustainability Officer provides updates, typically quarterly, to our CEO on the progress we’re making against our sustainability goals across climate, human rights, and the Atlassian Foundation. Additionally, our executive team and Board receive periodic updates on our sustainability strategy, progress, and challenges (typically once per year). These also include a review of compliance with material obligations, and any new expectations that have emerged since the prior update.
Corporate Culture
As a company, we strive to be open, fair, and just. Our company culture is exemplified by our core values, which guide what we do, why we create, and who we hire:
1.Openness and Innovation - We value transparency and openness as an organization. We believe that making product pricing, documentation, and AI capabilities accessible promotes trust and makes customers more comfortable engaging with us. We are dedicated to innovation and encourage our employees to invent new capabilities, applications, uses, and improvements for our software that help teams work smarter. We run Atlassian using our own products, which promotes open communication and transparency throughout the organization.
2.Dedication to the Customer - Customer service and support is at the core of our business. Our customer support teams strive to provide unparalleled service to our customers. We also encourage our service teams to build scalable, self-service solutions that customers will love, as we believe superior service drives greater customer happiness, which in turn drives positive word-of-mouth.
3.Team-driven - As our mission is to unleash the potential of every team, we value teamwork highly. We encourage our employees to be both team-oriented and entrepreneurial in identifying problems and inventing solutions. Through our distributed work model, Team Anywhere, we enable teams to collaborate effectively regardless of location. Dedication to teamwork is celebrated throughout Atlassian.
4.Long-term Focused - We believe that we are building a company that can grow and prosper for decades to come. Our model, in which we expand across our customers’ organizations over time, requires a patient, long-term approach, and a dedication to continuous improvement. This is exemplified by our investment in research and development, including AI and cloud innovation, which is significant relative to traditional software models and is designed to drive the long-term sustainability of our product leadership. Given the choice between short-term results and building long-term scale, we choose the latter.

Open company, no bullshit	Play, as a team	Build with heart and balance	Be the change you seek	Don’t #@!% the customer
Planet
Atlassian set science-based targets to achieve net zero by 2040, focusing on operational emissions, suppliers, and business travel. Atlassian has matched 100% of its electricity consumption with renewables since 2020. In fiscal year 2024, our first U.S. fixed-price Virtual Power Purchase Agreement came online to deliver renewables and match our U.S. office and work-from-home energy use. To reduce the impact of business travel on the environment, we updated our travel policy to allow for direct flights when cost appropriate to reduce fuel usage and adopted a plan for an internal carbon fee that directly funds the purchase of Sustainable Aviation Fuel Certificates. This approach also provides greater visibility and accountability as we work towards our business travel emissions reduction goal and net zero. We’ve gained traction in engaging suppliers to set their own science-based targets by providing free advisory services and a supplier climate agreement that includes a supplier commitment to set their own climate goals. We publish limited, independent third-party assurance for scopes 1, 2, and 3 carbon emissions data.
Read more about our climate action strategy, including our science-based targets, interim progress, methodologies and third-party verification of greenhouse gas emissions in our latest Sustainability Report, which is on the Investor Relations section of our website under the Sustainability tab. The contents of this report and other materials accessible through our website are not incorporated into this filing.

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People
Atlassian is committed to building a workplace where everyone belongs, is valued, and can do their best work—together. We strive to implement a structural approach to mitigating bias and driving inclusion across how we hire, promote, and retain our people. Launched in 2022, Atlassian Employee Resource Groups play a vital role in our culture of inclusion. To support candidates who need accommodations, we’ve defined and created an accommodations process. We also aim to embed bias mitigation across our hiring process, empower leaders with the training and support to build teams where Atlassians can thrive, and provide all employees with tools to support their wellness.
We have a distributed work model, which we call “Team Anywhere.” The vast majority of our employees are offered the choice to work from their homes, our physical office locations, or any combination of the two, within our global operating footprint. We believe that our Team Anywhere approach offers a variety of benefits, including greater flexibility for our employees and a broader talent pool beyond the urban hubs where we have physical office locations.
Customers
Atlassian is committed to respecting human rights. We have aligned to the UN Guiding Principles on Business and Human Rights in a public Human Rights Statement. We seek to identify and manage salient human rights risks with teams across the business. Our Human Rights Statement is available under the Sustainability section of our website. The contents of the statement, or the contents of those materials accessible through our website, are not incorporated into this filing.
We have established Responsible Technology Principles, which outline five tenets that guide how we uphold Atlassian’s Values when it comes to building, deploying and using new technologies. We also developed and publicly shared a Responsible Technology Review Template and accompanying “No BS Guide” to advance the conversation on responsible product development and deployment. These materials are on the Trust section of our website. The contents of these materials, or the contents of those materials accessible through our website, are not incorporated into this filing.
Community
In Atlassian’s early days, co-founders Mike Cannon-Brookes and Scott Farquhar built giving back into the business with the creation of the Atlassian Foundation. We contribute 1% of our equity, profit, tools, and employee time to the Atlassian Foundation to tackle disadvantage – a model we champion globally as a co-founder of the Pledge 1% movement.
The Atlassian Foundation believes a better world is built with better teamwork. We focus on:
•Philanthropy: Taking a collective action approach to our partnerships because it scales impact beyond what any single organization can achieve on its own.
•Atlassian for Nonprofits: Supporting nonprofits and social enterprises with 50-100% off Atlassian apps and free support.
•Volunteering & donating: Empowering Atlassian employees to make a difference for causes they care about, with a focus on team-based moments that strengthen connection and culture.
More information about Atlassian Foundation is available on the Atlassian Foundation website, atlassianfoundation.org, the contents of which are not incorporated into this filing.

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Directors and Corporate Governance	29
Related Person Transaction Policy
The Audit Committee is responsible for reviewing, and approving or ratifying, as appropriate, transactions between Atlassian (or one of our subsidiaries) and any “related person” of Atlassian. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% or greater stockholders, and their immediate family members. The Audit Committee has adopted a written policy to evaluate these transactions for approval or ratification. Under this policy, the Audit Committee will review the relevant facts and circumstances of all related person transactions and either approve, ratify or disapprove of the entry into the transaction. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction (i) is on terms no less favorable than terms generally available to an unaffiliated third party, (ii) is consistent with the interests of Atlassian and its stockholders, and (iii) arose in the ordinary course of business. The policy grants standing pre-approval of certain transactions, including, among other things, (i) certain compensation arrangements involving directors and executive officers that are required to be reported in our Annual Report on Form 10-K or proxy statement and, with respect to executive officer compensation, satisfy other criteria, including having been approved by the CLDC, (ii) certain transactions where the relationship between us and the related person arises only from the related person’s position as a director of, and/or having holdings of less than 10% of, such entity, and (iii) transactions where a related person’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis.
Transactions with Related Persons
Other than as set forth below, since the beginning of fiscal year 2026, there have not been any transactions, nor are there any currently proposed transactions, in which Atlassian was or is to be a participant, where the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business, we engage in arms-length transactions with companies in which members of our Board or our executive team have professional relationships.
Indemnification Agreements
Atlassian has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Aircraft Arrangements
In fiscal year 2026, we paid approximately $2.8 million in connection with Atlassian business-related travel on a private aircraft that is indirectly and wholly owned by Mr. Cannon-Brookes (the “Private Aircraft”). The payment was for flights that occurred on the Private Aircraft in fiscal year 2026 pursuant to a charter arrangement (the “Charter Agreement”) with an independent charter operator for business travel by Mr. Cannon-Brookes primarily on the Private Aircraft. Under the Charter Agreement, we pay a pre-determined rate per flight hour which, following a review of market data, we determined is below the market rate for a similar aircraft and is less than the actual operational costs incurred. As owner of the Private Aircraft, Mr. Cannon-Brookes receives substantially all of the fees we pay under the Charter Agreement. Due to the fact that the pre-determined rate we pay for the use of the Private Aircraft is less than the actual operational costs incurred, Mr. Cannon-Brookes does not profit from this arrangement.
The Charter Agreement was authorized by the Audit Committee, which believes that these transactions provide Atlassian with substantial value because our cost is less than the cost we would incur if we were to charter a similar aircraft from another operator at market rates or commit substantial capital to own and operate our own aircraft. The arrangements allow for significant benefits in terms of safety, security, efficiency, privacy, confidentiality, flexibility, and productivity for Mr. Cannon-Brookes’ role as CEO, particularly since the use of a private aircraft facilitates non-stop long-haul flights from Australia to the United States. We believe the amounts we pay pursuant to this arrangement are reasonable, necessary, appropriate, and for the benefit of us and our stockholders, particularly in light of their business purpose and the fact that Mr. Cannon-Brookes receives only a nominal salary and does not receive any bonus payments, equity awards or other incentive compensation.

2026 Proxy Statement

30	Directors and Corporate Governance
Director Compensation
Non-Employee Director Compensation Policy
Our non-employee director compensation policy (as amended and restated from time to time, the “Non-Employee Director Compensation Policy”) is designed to attract, retain, and reward directors of Atlassian who are not employees or officers of Atlassian and align their long-term interests with those of Atlassian and our stockholders. Employee directors receive no additional compensation for their service as a director.
Decisions regarding the Non-Employee Director Compensation Policy are approved by our CLDC. The CLDC conducts an evaluation of the design and competitiveness of our Non-Employee Director Compensation Policy on an annual basis in conjunction with Compensia, Inc. (“Compensia”), the CLDC’s independent compensation consultant. The annual review includes an assessment of competitive market practices for pay levels, pay design, and other market trends using the same peer group used for executive pay. We aim to position non-employee director compensation competitively against this same peer group. We review non-employee director compensation levels annually and make adjustments as necessary.
Our Non-Employee Director Compensation Policy consists of a cash retainer for service on the Board, additional retainers for serving as the chair of each of our standing Board committees, an additional cash retainer for the non-employee Board Chair, and an annual equity retainer awarded in the form of restricted stock units (“RSUs”). Cash retainer fees are paid quarterly in arrears. Directors who are appointed to the Board or resign from the Board are paid a pro-rated cash retainer fee for the time they were actually serving on the Board.
We reimburse non-employee directors for all reasonable expenses incurred in connection with their service on the Board, including attending Board and committee meetings. However, we do not pay meeting attendance fees.
The table below outlines the details of our Non-Employee Director Compensation Policy in effect for fiscal year 2026:
Annual Cash Retainers

Cash Amount ($)
Annual Cash Retainer for Board Membership	55,000
Additional Annual Cash Retainer for Independent Board Chair	50,000
Additional Annual Cash Retainer for Committee Chairs
Annual service as chair of the Audit Committee	20,000
Annual service as chair of the CLDC	15,000
Annual service as chair of the Nominating Committee	10,000
Annual Equity Awards
On the date of each annual meeting of stockholders, each non-employee director who continues as a member of our Board following such annual meeting of stockholders will receive a grant of RSUs (the “Annual Award”). In fiscal year 2026, the Annual Award had a grant date fair value of $290,000, rounded up to the nearest whole share. The Annual Award vests in full on the earlier of: (i) the one-year anniversary of the grant date; and (ii) the next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date, unless the CLDC determines that circumstances warrant continuation of vesting. Directors who are appointed to the Board not in connection with an annual meeting of stockholders are granted an equity retainer equal to the grant date fair value of $290,000 pro-rated based on the amount of time left to serve until the next annual meeting of stockholders.

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Directors and Corporate Governance	31
Fiscal Year 2026 Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in fiscal year 2026. Messrs. Cannon-Brookes and Farquhar did not receive any additional compensation for their service as directors.

Name	Fee Earned or Paid in Cash ($)	Stock Award ($)(1)(2)	Total ($)
Scott Belsky(3)	62,500	290,120	352,620
Shona L. Brown(4)	110,000	290,120	400,120
Karen Dykstra	55,000	290,120	345,120
Anil Sabharwal(5)	22,917	240,817	263,734
Sasan Goodarzi(6)	35,000	290,120	325,120
Christian Smith	55,000	290,120	345,120
Steven Sordello(7)	75,000	290,120	365,120
Richard P. Wong(8)	32,500	290,120	322,620
Jason Warner(9)	41,250	346,658	387,908
Michelle Zatlyn	55,000	290,120	345,120
Heather Fernandez (10)	13,750	—	13,750
(1)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant by the number of RSUs granted. This amount does not reflect the actual economic value realized by the director.
(2)As of June 30, 2026, each of our current non-employee directors, other than Mr. Sabharwal, held 1,885 unvested RSUs. Mr. Sabharwal held 2,118 unvested RSUs.
(3)Mr. Belsky served as the chair of the CLDC effective January 1, 2026.
(4)Dr. Brown served as the Board Chair and was appointed as the chair of the Nominating Committee effective January 1, 2026.
(5)Mr. Sabharwal was appointed to the Board effective February 1, 2026 and received a pro-rated cash retainer and stock award reflecting his actual period of service on the Board for the year.
(6)Mr. Goodarzi served as the chair of the CLDC until his resignation from the Board effective January 1, 2026, and received a pro-rated cash retainer reflecting his actual period of service on the Board for the year.
(7)Mr. Sordello served as the chair of the Audit Committee.
(8)Mr. Wong served as the chair of the Nominating Committee until his resignation from the Board effective January 1, 2026 and received a pro-rated cash retainer reflecting his actual period of service on the Board for the year.
(9)Mr. Warner was appointed to the Board effective October 1, 2025. The amount reported in the “Stock Awards” column reflects: (i) a pro-rated initial equity award of $56,538 granted in connection with his appointment to the Board, and (ii) the annual equity award of $290,120 granted to non-employee directors on December 2, 2025
(10)Ms. Fernandez resigned from the Board effective October 1, 2025.
Stock Ownership Policy
We believe it is important for our non-employee directors to own a meaningful amount of Atlassian stock to create alignment between the interests of our non-employee directors and our stockholders. As such, our Non-Employee Director Compensation Policy requires each non-employee director to own a specific value of our stock while they serve on our Board. The policy requires each non-employee director to hold vested shares of Atlassian Class A Common Stock with a fair market value of at least $265,000. Compliance with this requirement is assessed on each July 1 based on the 90-day average closing price of the Company’s Class A Common Stock ending on the trading day immediately preceding such date. Non-employee directors have four years from their initial appointment to the Board to meet this minimum requirement. Compensia, the CLDC’s independent compensation consultant, has reviewed this policy and found it to be competitive with those of our peer companies.

2026 Proxy Statement

32
Executive Officers
Below are the names and certain information about our executive officers, except Mr. Cannon-Brookes, whose biographical information can be found under “Directors and Corporate Governance—Biographies.”

James Chuong Chief Financial Officer

Age: 47
Professional Experience
Mr. Chuong has served as our Chief Financial Officer since March 2026. From July 2021 to March 2026, Mr. Chuong was the Chief Financial Officer of LinkedIn. From 2013 until July 2021, he served in various finance leadership roles at LinkedIn. Prior to joining LinkedIn, Mr. Chuong spent several years as an investment banker.
Education
•B.A. in Business Administration from the University of San Diego
•M.B.A. in Management from The Wharton School at the University of Pennsylvania

Brian Duffy Chief Revenue Officer

Age: 46
Professional Experience
Mr. Duffy has served as our Chief Revenue Officer since January 2025. From May 2023 to October 2024, Mr. Duffy was the Chief Executive Officer of SoftwareOne. From 2005 to March 2023, he served in various roles at SAP SE, including as President, Cloud from February 2021 to March 2023 and President, EMEA North from September 2017 to March 2021.
Education
•Bachelor of International Law from the University College Dublin
•Master of Laws in International Business/Trade/Commerce from University of Illinois Chicago School of Law

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33
Executive Compensation
Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis describes the compensation programs for our named executive officers (our “NEOs”). For the fiscal year ended June 30, 2026, these individuals were:

Named Executive Officer	Position
Michael Cannon-Brookes	Chief Executive Officer (“CEO”) and Co-Founder
Anu Bharadwaj(1)	Former President
Joseph Binz(2)	Former Chief Financial Officer
James Chuong(3)	Chief Financial Officer
Rajeev Rajan(4)	Former Chief Technology Officer
Brian Duffy	Chief Revenue Officer
(1)Ms. Bharadwaj stepped down from her role as our President effective December 31, 2025 and served as a special advisor to Atlassian from December 31, 2025 through March 9, 2026.
(2)Mr. Binz stepped down from his role as our Chief Financial Officer effective March 30, 2026 and served as a special advisor to Atlassian from March 30, 2026 through June 30, 2026.
(3)Mr. Chuong was appointed as our Chief Financial Officer effective March 30, 2026.
(4)Mr. Rajan stepped down from his role as Chief Technology Officer effective March 31, 2026.

2026 Proxy Statement

34	Executive Compensation
Executive Summary
We are guided by our mission of unleashing the potential of every team. We view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market.
Fiscal Year 2026 Company Performance
Our product strategy and company culture work in concert to create unique value for our customers and competitive advantages for Atlassian.
We invest significantly in our deeply interconnected portfolio of apps, AI agents, and Collections, which each have their own discrete value propositions for delivering solutions for software teams, IT operations and support teams, and leadership and business teams. Our apps and agents are easy to adopt and use, which allows them to support a wide range of teams.
As a company, we have massive opportunities in enterprise cloud, AI, and the Atlassian System of Work that we believe will drive Atlassian’s growth for years to come. In fiscal year 2026, we achieved strong business and financial results, including:(1)

Total Revenue $6.6 billion	26% from FY25	Subscription ARR(1) $6.6 billion	23% from FY25	Operating Cash Flow $1.4 billion

Cloud Revenue $4.4 billion	28% from FY25	GAAP Operating Profit		Free Cash Flow(1) $1.3 billion Free Cash Flow Margin of 20%

(1)Subscription ARR and Free Cash Flow are non-GAAP financial metrics. See Appendix A for information regarding non-GAAP financial measures, including reconciliation of GAAP to non-GAAP financial metrics.
CEO Compensation
Mr. Cannon-Brookes, our CEO & Co-Founder receives a level of compensation that is substantially lower than CEOs at many peer companies. Other than modest statutorily required Australian superannuation contributions, his annual compensation consists of the following:
•Base Salary. Beginning in fiscal year 2020, Mr. Cannon-Brookes annual base salary was substantially reduced to AUD $74,653 (equal to USD $50,786 in fiscal year 2026, converted into U.S. dollars using a monthly average exchange rate for fiscal year 2026 of USD $1.00 to AUD $1.47).
•Annual Incentive Compensation. Mr. Cannon-Brookes forgoes participation in our annual cash incentive bonus program.
•Long-Term Incentive Compensation. Mr. Cannon-Brookes does not receive long-term incentive compensation, in light of his considerable pre-existing Atlassian equity holdings as a Co-Founder.

2026 Proxy Statement

Executive Compensation	35
“Say-on-Pay” Advisory Vote on Executive Compensation
We hold an annual non-binding advisory vote on the compensation program for our named executive officers (“Say-on-Pay” vote) and the next Say-on-Pay frequency vote will be held in 2029.
During our 2025 Annual Meeting of Stockholders, approximately 98.3% of the votes cast were in favor of our Say-on-Pay proposal, which indicated broad support for our executive compensation program and philosophy. We continue to consider the direct feedback we receive when engaging with stockholders and feedback from proxy advisors, highlights of which are summarized in the below table, as we make compensation decisions for our named executive officers. After considering these factors, as well as the desire to attract, retain and motivate high-level talent, we determined to maintain the same overall compensation design for 2026.

What We Heard	How We Responded

•Limit usage of one-time awards to executives
•Limited one-time executive awards to exceptional, company-specific retention needs, subject to CLDC review of the business rationale, existing unvested equity, expected dilution and equity expense, and alignment with the regular compensation program.

•Lack of performance-based criteria on the vesting of equity awards
•Maintained a four-year RSU structure, with award values informed by individual performance and impact, and reinforced long-term alignment through executive ownership and holding requirements. Enhanced our disclosure to explain this design and our continuing evaluation of peer practices, including performance-conditioned equity.

•Lack of risk mitigators (e.g., clawback policies, stock ownership guidelines, holding period requirements)
•Maintained our peer group-leading executive stock ownership and holding requirements that require executives to hold 20% of post-tax shares from all equity awards, except for new-hire awards. Assuming neutral share price performance, non-CEO NEOs would be required to hold shares valued at over seven times their annualized base salary on average over ten years to build a meaningful ownership stake. The next highest requirement for a non-CEO NEO within our peer group is five times their base salary over a five-year period.

•Reduce stock-based compensation expense	•In fiscal year 2027, we changed the compensation mix for our employee population to include a greater proportion of cash, and a lower proportion of equity, compared to prior years.

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36	Executive Compensation
Components of Compensation
Our executive compensation programs are heavily tied to performance-based pay. Excluding pay for our CEO, which is nominal, over 95% of our NEOs’ target total pay is linked to performance as illustrated in the chart below:
Average NEO Pay Mix

97.3%
2.7%
2.0%
95.3%
Base Salary
Long-term Incentive
Annual Cash Incentive
Pay “At Risk”

For fiscal year 2026, the primary elements of our NEOs’ compensation were:

Element	Description and Primary Purpose
Base Salary	Attracts and retains talented executives that can drive superior performance, recognizes individual roles and responsibilities, and provides a stable income.
Annual Incentive Compensation	Rewards the achievement of critical operational goals, which we believe are essential for us to excel in the markets in which we compete, allow us to scale effectively and lead to sustained value for our stockholders over the long term.
Long-Term Incentive Compensation	Supports our long-term orientation and ownership culture while creating alignment with our stockholders, and supports retention of key talent.
Base Salary
Our base salary program strives for simplicity, embraces transparency and consistency, and delivers competitive compensation to each of our NEOs to reflect their respective positions, duties, and responsibilities.
The CLDC reviews the base salaries of our executive officers annually and may adjust them to reflect market conditions or other factors. The base salaries listed below, other than for our CEO, were established in reference to our peer group with input from the CEO and were reviewed and approved by the CLDC.
We strive for simplicity and equity within our compensation programs, and we strongly encourage our executives to embrace a long-term performance mentality. As a result, we’ve standardized base salaries across our top executive officers and have shifted focus from short-term fixed compensation to long-term variable pay. Because of our focus on internal equity, our executive officers receive base salary amounts within a narrow range. We will continue to review base salaries in the context of our peer group, and when appropriate, we may adjust the base salary for all applicable executive officers in order to maintain internal equity.

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Executive Compensation	37
The below table reflects the annualized base salary of each NEO as of June 30, 2025 and 2026.

Executive Officer	Fiscal Year 2025 Base Salary	Fiscal Year 2026 Base Salary
Michael Cannon-Brookes(1)	$48,258	$50,786
Anu Bharadwaj(2)(3)	$625,000	$650,000
Joseph Binz(2)(3)	$575,000	$600,000
Rajeev Rajan(2)(3)	$575,000	$600,000
Brian Duffy (2)	$575,000	$600,000
James Chuong	N/A	$600,000
(1)Mr. Cannon-Brookes is paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2026 of USD $1.00 to AUD $1.47 and for fiscal year 2025 of USD $1.00 to AUD $1.55. Effective July 1, 2019, Mr. Cannon-Brookes base salary was reduced to AUD $74,653 (or USD $50,786 for fiscal year 2026 and USD $48,258 for fiscal year 2025).
(2)For fiscal year 2026, the base salaries for our continuing non-CEO NEOs were increased by $25,000, based on a consideration of several factors, including history of pay changes, competitive market positioning and alignment with our pay philosophy, and internal equity positioning.
(3)The fiscal year 2026 base salary for each of Mr. Binz, Mr. Rajan, and Ms. Bharadwaj is reflected as of the date of termination of their employment.
Annual Cash Incentive Compensation
Approach to Annual Cash Incentives
Our annual cash incentive program reinforces our pay-for-performance orientation by focusing our NEOs’ attention on performance of our key business priorities and embraces a simple, clear, and transparent decision-making process.
Our annual cash incentive program is 100% formulaic and measures performance on Cloud and Marketplace Cloud revenue. For purposes of our annual cash incentive program, Cloud and Marketplace Cloud revenue is equal to Cloud revenue as reported in the audited financial statements, plus fees received for sales of third-party cloud apps in the Atlassian Marketplace, which is a component of other revenue as reported in the audited financial statements. Cloud revenue, including the related revenue from sales of third-party cloud apps in the Atlassian Marketplace, remains a critical strategic priority for us to support our customers and seamlessly connect them to a diverse set of products that will enhance their workflow capabilities. We believe that success on Cloud revenue is crucial to Atlassian’s ability to scale and continue leading in our industry.
Mr. Cannon-Brookes does not participate in the annual cash incentive program due to his sizable equity stake in Atlassian, which aligns his personal financial interests with company performance.
Each NEO (excluding Mr. Cannon-Brookes) is eligible to receive an annual cash incentive award based on a specified target annual cash incentive award amount, expressed as a percentage of the NEO’s base salary. The potential payout will range from 0% up to 200% of an individual NEO’s target opportunity based on performance against predetermined financial goals. In fiscal year 2026, our NEOs’ annual cash incentive program was targeted at 75% of their annual base salaries, an increase from the 60% target in fiscal year 2025, which is intended to align them to market targets.
The mechanics of the annual cash incentive program are as follows:

Eligible Earnings(1)	×	Annual Cash Incentive Target % (75%)	×	Company Multiplier % (2) (0% - 200%)	=	Annual Cash Incentive Payout

(1)Eligible earnings reflect salary earned during fiscal year 2026
(2)Fiscal year 2026 company performance translated into cash incentive payouts equal to 100% of each executive’s targeted amount based on a payout curve wherein 98% through 102% Cloud and Marketplace Cloud revenue attainment results in a 100% payout

2026 Proxy Statement

38	Executive Compensation
Annual Cash Incentive Payments for Fiscal Year 2026 Performance
The annual cash incentive payout structure is aligned with our top company priority of driving Cloud revenue growth. The CLDC references our internal plan when setting targets for the annual Cloud and Marketplace Cloud revenue metric. The target is intended to be challenging but achievable, while threshold performance is intended to be reasonably achievable, and the maximum represents a stretch goal. The CLDC reviews the appropriateness of threshold, target, and maximum goals annually, with a focus on attempting to ensure that our performance goals will result in stockholder value creation in the long term. The fiscal year 2026 Cloud and Marketplace Cloud revenue threshold, target, and maximum goals (as well as actual fiscal year 2026 achievement) are shown below ($ in millions):

Element	Threshold	Target	Maximum	Actual
Cloud and Marketplace Cloud Revenue(1)	$3,762	$4,533	$5,303	$4,533
Payout	0	100%	200%	100%
Year-over-year Cloud Revenue Growth	6%	28%	50%	28%
(1)Cloud and Marketplace Cloud revenue is equal to Cloud revenue as reported in the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, plus fees received for sales of third-party cloud apps in the Atlassian Marketplace.
During fiscal year 2026, we achieved Cloud and Marketplace Cloud revenue of $4,533 million, which corresponds to 100% of the fiscal year 2026 target and a 100% payout as shown below.

Executive Officer	Fiscal Year 2026 Target(1)(2)	Fiscal Year 2026 Cash Incentive Payment
Anu Bharadwaj(3)	$—	$—
Joseph Binz(4)	$446,880	$446,880
Rajeev Rajan(3)	$—	$—
Brian Duffy	$446,880	$446,880
James Chuong(5)	$115,630	$115,630
(1)These amounts reflect the target dollar amount for fiscal year 2026 based on each NEO’s eligible earnings.
(2)Mr. Cannon-Brookes does not participate in the annual cash incentive program due to his sizable equity stake in Atlassian.
(3)Ms. Bhardwaj and Mr. Rajan were not employed by Atlassian on June 30, 2026, and therefore were not eligible to receive a payment under our cash incentive program for fiscal year 2026.
(4)Mr. Binz served as a special advisor to Atlassian from March 30, 2026 through June 30, 2026 and remained eligible for salary and bonus during this time.
(5)Mr. Chuong received a payment under our cash incentive program for fiscal year 2026 based on his eligible earnings from March 30, 2026 through June 30, 2026.
Long-Term Equity Incentive Compensation
Approach to Long-Term Equity Incentive Compensation
We view long-term equity incentive compensation as a critical component of our balanced total compensation programs. Our equity compensation program design is competitive, simple, and fosters an ownership mentality and a pay-for-performance orientation.
Mr. Cannon-Brookes did not participate in our long-term equity incentive compensation program in fiscal year 2026 due to his sizable equity stake in Atlassian, which the CLDC has determined sufficiently aligns his personal financial interests with company performance at this time.
The CLDC believes that RSUs serve as an effective retention tool for our high-performing executive officers and focus executive officers on completing long-term objectives, which the CLDC believes will support increased stockholder value creation over time. Our RSUs vest quarterly over a four-year period, subject to continued service. Additionally, executive officers are subject to a 20% post-tax holding period pursuant to our stock ownership requirements. The CLDC believes that this approach, together with our executive stock ownership and holding requirements, supports a long-term ownership mentality and aligns NEO and stockholder interests.
To determine the size of the annual equity awards for our NEOs, the CLDC reviewed data provided by Semler Brossy, our consultant at the time, which estimated the range of competitive grant values among our peer companies. In determining final award values, the CLDC reviewed market reference, then considered each executive’s performance and impact, the scope of the executive’s role, and unvested equity and described below.

2026 Proxy Statement

Executive Compensation	39
Performance Management Process and Connection to Fiscal Year 2026 Long-Term Equity Incentive Awards
Each September, after individual award targets are established based on competitive data, we use our performance management assessment framework and the resulting individual performance assessments from the prior fiscal year to further inform annual equity award values. The fiscal year 2026 awards granted in September 2025 were informed by fiscal year 2025 performance outcomes.
Our performance management assessment framework assesses each individual against performance and development objectives. All performance assessments and resulting long-term incentive outcomes are reviewed by the CLDC in consultation with the CEO.
Our approach is performance-based, but not formulaic. While RSUs are not subject to formulaic performance-vesting conditions, the CLDC uses individual performance assessments to inform annual equity award values. This approach allows the CLDC to differentiate award values based on individual performance while considering each executive’s responsibilities, impact, unvested equity, and our long-term objectives.
Annual Equity Awards for Prior Fiscal Year Performance
In September 2025, we granted the following annual equity awards (with four-year ratable quarterly vesting) to our NEOs:

Named Executive Officer	Target Value of Fiscal Year 2026 Awards	Number of RSUs Granted (Actual)(1)
Anu Bharadwaj	$12,100,000	70,820
Joseph Binz	$10,500,000	61,456
Rajeev Rajan	$15,000,000	87,794
Brian Duffy(2)	$10,000,000	58,529
James Chuong(3)	N/A	N/A
(1)The number of RSUs granted is equal to the target dollar value of the award for each NEO divided by the average closing price of Atlassian stock during the month of August 2025, which was $170.86, rounded up to the nearest whole share. The target values of awards do not match exactly the grant date fair values presented in the Fiscal Year 2026 Summary Compensation Table, which were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) and takes into account the price of Atlassian’s Class A Common Stock on the September 20, 2025 grant date.
(2)In addition to the disclosed award, Mr. Duffy received a one-time RSU retention award, as described in the “One-Time Retention Award for Mr. Duffy” section below.
(3)Mr. Chuong did not receive an annual equity award as he joined the Company after the September 2025 annual equity award cycle. He received a standalone equity award in connection with his appointment as Chief Financial Officer in March of 2026, as described under “Compensation Action for Mr. Chuong” below.
The CLDC believes that both acknowledging individual performance and ensuring long-term incentive awards constitute a significant portion of compensation are vital actions to encouraging appropriate behaviors and intended outcomes while reinforcing our pay-for-performance philosophy.
Compensation Action for Mr. Duffy
In addition to Mr. Duffy’s annual equity award, which continues to be determined under the Company’s regular executive compensation process, in April 2026, the CLDC approved a one-time retention equity award with an initial target value of $9 million for Mr. Duffy. The target value of Mr. Duffy’s award does not match the grant date fair value presented in the Fiscal Year 2026 Summary Compensation Table, which was calculated in accordance with ASC Topic 718 and took into account the price of Atlassian’s Class A Common Stock on the April 23, 2026 grant date. The CLDC determined that Mr. Duffy’s continued leadership was important during a critical two-year period of execution against our enterprise-adoption strategy and related go-to-market priorities. In approving the award, the CLDC considered Mr. Duffy’s role in advancing those priorities, the importance of maintaining executive leadership continuity in light of the timing of recent transitions and departures among other NEOs, the potential disruption of a transition, the difficulty of replacing his Atlassian-specific experience, his unvested equity position, and competitive market data.
The award vests over two years, aligning its retention value with this defined execution period. The CLDC considered the award’s size, vesting terms, expected equity expense, and dilution in the context of our overall compensation program and shareholder interests.
The CLDC views this award as an exceptional, Atlassian-specific retention action, not a change to our regular executive compensation program. The CLDC expects to consider any future one-time retention awards only in extraordinary circumstances, after evaluating the specific business need, the executive’s existing unvested equity, the relationship of the proposed award to our regular compensation program, and shareholder interests.

2026 Proxy Statement

40	Executive Compensation
Compensation Action for Mr. Chuong
In March 2026, upon the appointment of Mr. Chuong as Chief Financial Officer, the CLDC approved a new-hire equity award with an initial target value of $22 million as part of his overall compensation package. The number of RSUs granted to Mr. Chuong was determined by dividing the target dollar value of the award by the average closing price of Atlassian stock during the month of March 2026, rounded up to the nearest whole share. The target value of Mr. Chuong’s award does not match the grant date fair value presented in the Fiscal Year 2026 Summary Compensation Table, which was calculated in accordance with ASC Topic 718 and took into account the price of Atlassian’s Class A Common Stock on the April 2, 2026 grant date. The grant vests over four years with the first vesting date occurring in May 2026 and then quarterly thereafter on the dates of Atlassian’s standard vesting.
The award was designed to align Mr. Chuong’s interests with those of our stockholders, promote long-term value creation, and recognize the skills and past experience he brings to Atlassian. The CLDC, its consultants, and Atlassian’s compensation team conducted a thorough analysis to ensure that the equity award was competitive against our peer companies and aligned with our compensation philosophy. When calibrating the magnitude of the award, the CLDC considered several factors including the competitive target equity grant value for chief financial officers in our peer group and the value of unvested compensation forfeited in connection with his departure from his prior employer.
Atlassian’s offer arrangement with Mr. Chuong also provided for a sign-on cash bonus with a total target value of $2 million, payable in four equal quarterly installments, with the first installment payable upon his start date of March 30, 2026, and the remaining installments payable quarterly thereafter, subject to Mr. Chuong’s continued employment with Atlassian through each applicable payment date.
Compensation Philosophy
Executive Compensation Philosophy & Principles
Our executive compensation philosophy is based on the understanding that for us to be successful, we must attract, motivate, reward, and retain high-caliber talent. We also recognize the need to create a strong pay-for-performance connection through our compensation programs and establish a long-term ownership mentality. As such, our programs are focused on providing our executives the opportunity to earn competitive pay levels, with the ability to exceed these levels with strong company and individual performance. Further, we deliver the vast majority of each non-CEO executive’s compensation in the form of equity, which features a multi-year vesting period, and we prioritize ensuring our executives have a meaningful equity stake in Atlassian to further align their long-term wealth creation with that of our stockholders. Our philosophy adheres to the following guiding principles:
1.We aim to foster long-term thinking and an ownership culture. We have instilled a focus beyond annual results in favor of sustained, long-term performance, with an emphasis on equity ownership. For our NEOs, excluding our CEO, over 90% of pay is tied to long-term incentive awards which create immediate alignment with our stockholders. We adopted a rigorous stock ownership policy to foster an ownership mentality, go-forward business strategy accountability, and long-term thinking.
2.We strive for simplicity. Our compensation programs are deliberately designed to provide a clear and transparent connection among individual performance, long-term ownership, and executive compensation, while avoiding unnecessary complexity that could undermine the competitiveness or efficacy of our programs. Our approach combines four-year RSU awards, with award values informed by individual performance and impact, and executive stock ownership and holding requirements that reinforce long-term alignment with stockholders. We believe this structure supports a long-term ownership mentality while allowing the CLDC to differentiate compensation outcomes based on individual performance and responsibilities. The CLDC periodically evaluates peer practices and compensation design developments, including performance-conditioned equity, to determine whether potential changes would be consistent with our compensation philosophy and principles and complementary to our existing ownership guidelines and holding requirements. This approach allows us to remain agile as our business and talent strategy evolve while preserving the clarity and long-term focus of our current program.
3.We aim to deliver competitive target compensation levels. We annually assess our peer group and pay levels to ensure that our executives have target pay opportunities that are commensurate with their role expectations, reflect their individual experiences and skill sets, and their pay is positioned competitively against appropriate market references to attract and retain talent in a highly competitive market. Actual outcomes for our executives may be higher or lower and are influenced by overall company and individual performance.
4.We reinforce a pay-for-performance orientation. We have a robust performance management process centered on development and growth priorities which support us in directly tying our executive pay to performance in three explicit ways: (1) company-specific financial performance metrics through the annual incentive program, (2) overall team performance via the granting of RSU awards that connect the value of compensation to Atlassian’s stock price, and (3) individual performance which will impact how annual long-term incentive compensation decisions are calibrated.
5.We embrace transparency and consistency. We find value in a transparent, and largely formulaic, decision-making process that we believe enhances executive engagement and trust in how outcomes are determined.

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Competitive Market Context Impacting Our Talent and Pay Philosophy
We are guided by our mission of unleashing the potential of every team. We view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market. Our products serve teams of all shapes and sizes in every industry. Our competitors range from large technology vendors to new and emerging businesses in each of the markets we serve, including AI-native companies and emerging startups that leverage generative AI and large language models:
•Software Teams. Our competitors include large technology vendors and smaller companies that offer project management, collaboration and developer tools, as well as AI-native development platforms.
•Service Teams. Our competitors range from cloud vendors targeting enterprise service management teams to legacy vendors that offer service desk solutions.
•Business Teams. Our competitors range from large technology vendors that offer a suite of products, to smaller companies offering point solutions for team collaboration, and general-purpose AI assistants and agents that may perform functions overlapping with our offerings.
As a result, our compensation programs are designed to reflect the realities of operating in competitive technology markets that are as varied as our product market landscapes and ensure that we are able to attract and retain critical talent to support our continued growth and success across all aspects of our business.
Specifically, we note the following points of context that impact our pay philosophy and objectives:
•High Growth. From fiscal year 2023 to fiscal year 2026, our revenue grew at a compound annual growth rate of approximately 23%, while our total headcount increased by approximately 24% over the same period, commensurate with our market opportunities. We design our programs to motivate both individual and company performance and reward executive talent who deliver our key company strategic priorities.
•Geographical Impact. Atlassian has adopted an approach to distributed work that we call Team Anywhere. The vast majority of our employees can work from home, the office, or a combination of the two within our operating footprint. We believe this approach allows for a variety of benefits, including greater flexibility for our employees and broadening our talent pool beyond the urban hubs in which we have physical office locations. In addition, we have significant operations, including our U.S. headquarters, in the San Francisco Bay Area, where competition for top talent is particularly intense. We also have a large employee population in Australia, as well as Seattle, and New York which are additional technology hubs and battlegrounds for experienced talent in the United States.
•Specific Senior Executive Skill Sets. As we continue to grow, sources of potential talent have continued to evolve to include larger companies as well as other innovative companies with a high growth orientation. We seek to recruit and retain executives with specific skills and experiences from other highly innovative and dynamic operating models. We find that these skill sets are in high demand and have required us to be more flexible and competitive with our compensation packages.
Authority Over Executive Compensation
The CLDC, in consultation with its independent compensation consultant, conducts an executive compensation market assessment each year that relies on publicly available data for a group of peer companies and available third-party compensation surveys. This process ensures that our Board and the CLDC have current information when calibrating compensation levels for our executive officers.
Role of the Board of Directors and CLDC
The CLDC oversees our executive compensation programs, including executive salaries, payouts under our annual incentive plan, the size and structure of equity awards, and any executive perquisites. The CLDC receives assistance from two sources: (1) an independent compensation consulting firm and (2) our internal executive compensation staff, led by our Chief People and AI Enablement Officer. All decisions regarding named executive officer compensation are made solely by the CLDC.

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42	Executive Compensation
Role of Compensation Consultant
The CLDC has the authority to retain independent advisors to assist it in carrying out its responsibilities. Through March 31, 2026, the CLDC engaged Semler Brossy as its independent compensation consultant. Effective April 1, 2026, the CLDC engaged Compensia as its independent compensation consultant.
During fiscal year 2026, Semler Brossy and, following its engagement, Compensia, provided advice regarding the amount and forms of executive compensation; our compensation practices relative to those of other companies, including our peer group; governance and policy practices; and other executive and director compensation matters. Each consultant reported directly to the CLDC and its Chair and served at the discretion of the CLDC. Each consultant could meet with management to gather information regarding proposals that management may make to the Board or the CLDC.
Neither Semler Brossy nor Compensia provides services to Atlassian other than executive and director compensation consulting. The CLDC assessed the independence of Semler Brossy and Compensia, taking into account, among other things, the factors set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards, and concluded that no conflict of interest existed with respect to either consultant’s work for the CLDC.
Role of Management
In setting compensation for fiscal year 2026, our CEO and Chief People and AI Enablement Officer worked closely with the Board in managing our executive compensation programs and attended CLDC meetings to discuss these topics. Our CEO made recommendations to the CLDC regarding compensation for our executive officers (other than himself) because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding their own compensation package.
Use of Comparative Market Data
For fiscal year 2026, the CLDC assessed the competitiveness of each element of each executive officer’s total target direct compensation against our executive pay peer group. The CLDC does not use a single method or measure in developing its recommendations, nor does it establish one specific target for the compensation opportunities of our executive officers.
The CLDC reviews the peer group compensation levels and practices, as provided by our compensation consultant, for our executives, including our NEOs, and uses this information as a reference point when deciding on compensation levels, the mix of base salary, target short-term and long-term incentives, and other executive pay practices. The CLDC uses the 25th, 50th, 65th and 75th percentiles of market as reference points and the selection of a specific market reference point may vary for each pay element. Market data is only one factor considered in the compensation-setting process, and an individual NEO’s total compensation (or an element of compensation) in any given year may be set above or below market reference points, depending on holistic consideration of relevant factors as outlined above.
The CLDC reviewed and compared our executive compensation to that of executives in similar positions in our peer group. In assessing the peer group, the CLDC first looked at industry and growth and scale fits:
•Industry. Companies with similar business models and a preference for innovative, collaboration-oriented environments, enterprise software solutions, cloud and software-as-a-service leaders, and broader product suites.
•Growth and Scale. Companies with high revenue and free cash flow growth rates, which were within a similar revenue scale to where Atlassian is today and where we expect to grow.
We further narrowed down the list of potential companies by examining the following factors:
•Sources of talent in the market (companies where we source and potentially lose executive talent).
•Companies with strong historical and projected top-line revenue growth and revenue to valuation multiples which reflect industry leaders and companies with similar talent priorities and business dynamics.
•Companies with a significant presence in the San Francisco Bay Area, high research and development spend as a percentage of revenue, and that are highly influential in the talent market.

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After considering the above factors, the CLDC approved the following peer group for fiscal year 2026 compensation decisions:

Fiscal Year 2026 Compensation Peer Companies
Autodesk, Inc.	Datadog, Inc.	Okta, Inc.	ServiceNow, Inc.	Tradedesk, Inc	Workday, Inc.
Hubspot, Inc	DocuSign, Inc.	Palo Alto Networks, Inc.	Shopify Inc.	Twilio Inc.	Zoom Video Communications, Inc.
CrowdStrike Holdings, Inc.	Intuit, Inc.	Salesforce, Inc.	Snowflake, Inc.	Veeva Systems Inc.	Zscaler, Inc

Companies included in the fiscal year 2026 peer group satisfied at least four of the following seven criteria:
1.Trailing 12-month revenue between approximately one-third and four times Atlassian’s trailing 12-month revenue.
2.Estimated three-year forward revenue growth exceeding 10%.
3.A market-capitalization-to-revenue ratio exceeding 8.0x.
4.Satisfaction of the “Rule of 40,” defined as free cash flow margin plus trailing 12-month revenue growth exceeding 40%.
5.Recent competition with Atlassian for executive talent.
6.A strong record of innovation.
7.A meaningful business and strategic alignment with Atlassian.
For the fiscal year 2026 peer group, HubSpot, Inc., The Trade Desk, Inc., and Zscaler, Inc. were added as they satisfied our established quantitative and qualitative screening criteria. Block, Inc. was removed because it no longer met financial criteria, and Splunk Inc. was removed due to its acquisition by Cisco Systems, Inc.

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44	Executive Compensation
Perquisites, Benefits, and Other Compensation and Governance Policies
Compensation and Governance Practices and Policies
The CLDC believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align our executives’ interests with our stockholders’ interests.

What We Do	What We Don’t Do

   Limit CEO pay given size of existing equity stake
   Prioritize equity-based compensation and ownership through the use of RSUs
   Link pay to strategic priorities (e.g., cloud revenue) that align with stockholder interests
   Set a cap on incentive payouts
   Utilize a four-year vesting period to support our long-term orientation
   Use of an independent compensation consultant to advise the CLDC
   Conduct continuous succession planning
   Have an independent compensation committee
   Perform annual risk assessment reviewed by independent compensation consultants
   Maintain post-vesting stock ownership requirements for all senior leaders to create long-term ownership
   Maintain a clawback policy that permits the Board to recover incentive compensation, including annual bonus payments, in compliance with applicable law

   No “single trigger” equity acceleration upon a change in control when equity awards are assumed
   No excessive perquisites or personal benefits for executives
   No tax gross-ups to our executives
   No hedging or pledging of Atlassian stock by executives, without prior approval by the Audit Committee
   No special benefit or retirement plans that are exclusive to executive officers
   No guaranteed annual bonus payouts

Stock Ownership Requirements
Atlassian adopted an equity ownership requirements policy, effective July 1, 2023, that is applicable to all senior executives including our NEOs (the “Stock Ownership Policy”). The Stock Ownership Policy was designed to closely align the interests of our executives with those of our stockholders over the long term. Executives must retain 20% of shares remaining at the time of the vesting of RSUs, after payment of any applicable tax withholding, for a period of seven years from each vesting event. The Stock Ownership Policy does not enforce a lot-by-lot requirement on shares vested, so executives can satisfy the requirements by holding the equivalent number of shares from unrelated vesting events. All equity awards are included under the scope of this policy, except for new-hire awards. All NEOs subject to the policy met the stock ownership guidelines and holding requirements as of June 30, 2026.
The Stock Ownership Policy also includes a post-termination ownership requirement. In the event of employment termination, 50% of the shares subject to the holding requirements will be released after one year, and the remaining 50% of the shares subject to the holding requirements will be released on the second anniversary of termination.
Health/Welfare Plans
Our executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, life, and disability insurance plans, to the same extent as other employees generally in the jurisdiction in which each executive officer resides. For Mr. Cannon-Brookes, as required by Australian law, we pay statutorily required amounts into an Australian “superannuation” retirement fund on their behalf.

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401(k) Plan
We maintain a 401(k) Plan that provides all regular U.S. employees, including U.S. executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) Plan, participants may elect to defer a portion of their eligible compensation on a pre-tax, Roth after-tax, and voluntary after-tax basis and have it contributed to the 401(k) Plan subject to applicable annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan allows for matching contributions to be made by us. Currently, we make a safe harbor match based on the participant's pre-tax and Roth after-tax contributions up to a maximum of four percent of the participant's base salary, bonus, and commissions paid during the applicable contribution period, subject to statutory limits. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program and generally seek to limit their usage. Accordingly, we will only provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of their duties or to make them more efficient and effective.
In fiscal year 2025, we entered into a charter agreement with an independent operator (the “Charter Agreement”) to facilitate business travel by Mr. Cannon-Brookes, primarily on a private aircraft he indirectly and wholly owns. Under the Charter Agreement, we pay a pre-determined rate per flight hour which, following a review of market data, we determined is below the market rate for a similar aircraft. If family members or private guests of Mr. Cannon-Brookes travel on the private aircraft, Mr. Cannon-Brookes is required to notify the appropriate departments at our company so that he can reimburse us for any incremental costs. Any income tax or other tax liability owed by Mr. Cannon-Brookes arising from this arrangement will not be reimbursed or “grossed up” by us. Additionally, because the intention of the Charter Agreement is to facilitate business travel and to serve an important security purpose, and not personal use, Mr. Cannon-Brookes may from time to time reimburse Atlassian for amounts we pay under the Charter Agreement when those amounts may be deemed a perquisite to him. During fiscal year 2026, no such reimbursements were made because no incremental costs were incurred for family members or personal guests.
Our CLDC has approved a CEO Travel Policy, which outlines the parameters under which we pay for our CEO’s private aircraft business travel. Our CLDC believes this policy allows for significant benefits in terms of safety, security, efficiency, privacy, confidentiality, flexibility, and productivity for Mr. Cannon-Brookes’ role as CEO, particularly since the use of a private aircraft facilitates non-stop long-haul flights between Australia and the United States. We believe the amounts we pay pursuant to this arrangement are reasonable, necessary, appropriate, for the benefit of us and our stockholders, and does not include any compensatory element that is not fully reimbursed by Mr. Cannon-Brookes.
Severance Benefits
Our NEOs, excluding Mr. Cannon-Brookes, participate in the Atlassian Corporation Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides for our NEOs to receive a severance payment equal to nine months of base salary upon a termination of their employment by us without "cause" (as defined in the Executive Severance Plan) or a resignation by the executive officer for "good reason" (as defined in the Executive Severance Plan) or, if the termination or resignation occurs within three months prior to or 12 months following a "change in control" (as defined in the Executive Severance Plan), a severance payment equal to 12 months of base salary, plus 100% of the covered executive’s annual target bonus in effect immediately prior to the “date of termination” (as defined in the Executive Severance Plan). In addition, upon such a qualifying termination of employment within three months prior to or 12 months following a "change in control" in which outstanding equity awards of Atlassian will be assumed, continued, or substituted by the successor entity, an executive officer will generally receive 100% (or such lower percentage as may be determined by our Board or the CLDC) accelerated vesting of all unvested and outstanding equity awards held by such executive officer at such time; provided, that any equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements. Notwithstanding the foregoing, if the outstanding equity awards of Atlassian will not be assumed, continued or substituted by the successor entity in connection with the change in control, then each executive officer will receive accelerated vesting of all unvested and outstanding equity awards held by such executive officer at such time; provided, that any equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.
Information on the estimated payments and benefits that our NEOs would have been eligible to receive as of June 30, 2026, is set forth in the subsection titled “Potential Payments Upon Termination or Change in Control” below.

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46	Executive Compensation
Company Policies Regarding Hedging and Pledging
No executive officers, members of the Board, employees, consultants or independent contractors may directly or indirectly engage in transactions intended to hedge or offset any change in value of Atlassian stock owned by them, including pledging of Atlassian stock as collateral for a loan, unless approved by the Audit Committee of our Board. If a transaction is permitted, the executive officer remains subject to all other restrictions related to Atlassian’s Insider Trading and Disclosure Policy and Stock Ownership Policy (each as defined below).
Insider Trading and Disclosure Policy
Atlassian adopted an insider trading and disclosure policy, effective December 10, 2015 (the “Insider Trading and Disclosure Policy”), that governs the purchase, sale, and other disposition of our securities by our employees, directors, officers, consultants, and contractors (“Covered Persons”). We believe our Insider Trading and Disclosure Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our Insider Trading and Disclosure Policy prohibits our employees, directors, officers, consultants, and contractors from trading in our securities while in possession of material non-public information, among other things.
Under the terms of our Insider Trading and Disclosure Policy, Covered Persons are permitted to adopt written stock plans (“Rule 10b5-1 Plans”), under which they contract with a broker to execute trades of common shares pursuant to parameters established when the plan was entered into, provided that any such plan be in accordance with guidelines of Rule 10b5-1 under the Exchange Act. Several of our directors and senior executives have established Rule 10b5-1 Plans, and additional directors and senior executives may choose to do so in the future.
The foregoing summary of our Insider Trading and Disclosure Policy does not purport to be complete and is qualified by reference to our Insider Trading and Disclosure Policy, which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
Equity Grant Policy
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the CLDC before granting an equity award, the CLDC will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
Although we do not have a formal policy with respect to the timing of our equity award grants, the CLDC has historically granted such awards on a pre-determined annual schedule. In fiscal year 2026, we did not grant any stock options, stock appreciation rights or similar option-like instruments to our named executive officers.
Clawback Policy
Atlassian adopted a Compensation Recovery Policy (the “Clawback Policy”) that meets the requirements of SEC and Nasdaq rules. The Clawback Policy applies to our Section 16 officers and requires the return of any erroneously awarded “Incentive Compensation” (as defined in the Clawback Policy) that was received during the three completed fiscal years preceding the date that the Board or a committee of the Board concludes, or reasonably should have concluded, that Atlassian is required to restate its financial statements, or if earlier, the date on which a court, regulator or other legally authorized body directs Atlassian to make such a restatement. Atlassian will seek to recover any additional amount of compensation actually paid over the amount that would have been paid following recalculation based on the restated financial statements.
The foregoing summary of our Clawback Policy does not purport to be complete and is qualified by reference to our Clawback Policy, which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
Tax and Accounting Considerations
As a general matter, the CLDC reviews and considers the various tax and accounting implications of the compensation programs we utilize.

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Section 409A of the Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional non-qualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have structured all such arrangements and awards in a manner to either be exempt from or comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based awards made to employees and directors, including stock options and RSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize the value reported from their awards.
Compensation Risk Assessment
We conduct an annual review of our compensation programs to assess whether our policies, program designs, or practices create risks that are reasonably likely to have a material adverse effect on Atlassian. Based on the results of this analysis, we concluded that our compensation practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on Atlassian. The assessment and our findings were reviewed by Compensia, the independent consultant of the CLDC, and discussed with the CLDC.
Report of the Compensation and Leadership Development Committee
The CLDC has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the CLDC recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended on June 30, 2026.
THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Scott Belsky (Chair)
Shona L. Brown
Jason Warner
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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48	Executive Compensation
Executive Compensation Tables
Fiscal Year 2026 Summary Compensation Table
The following table sets forth information regarding the compensation paid to, or earned by, our NEOs for the fiscal years ended June 30, 2024, June 30, 2025 and June 30, 2026. Positions listed below are those held by the named executive officers as of June 30, 2026.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael Cannon-Brookes(3) CEO and Co-Founder	2026	50,786	0	0	6,551	57,337
	2025	48,258	0	0	5,982	54,240
	2024	49,052	0	0	5,833	54,885
Anu Bharadwaj(4) Former President	2026	445,417	12,084,017	0	6,348	12,535,782
	2025	478,835	13,831,064	277,540	13,846	14,601,285
	2024	600,000	0	344,200	14,843	959,043
Joseph Binz (5) Former Chief Financial Officer	2026	595,833	10,486,237	446,880	15,263	11,544,214
	2025	568,750	13,197,630	329,650	17,563	14,113,593
	2024	550,000	7,358,269	315,520	16,463	8,240,253
Rajeev Rajan (6) Former Chief Technology Officer	2026	445,833	14,980,290	0	10,958	15,437,081
	2025	568,750	13,514,428	329,650	17,306	14,430,134
	2024	550,000	10,585,525	315,520	15,342	11,466,387
Brian Duffy Chief Revenue Officer	2026	595,833	18,203,445	446,880	17,245	19,263,403
	2025	287,500	23,154,168	166,640	19,161	23,627,469
James Chuong (7) Chief Financial Officer	2026	154,167	20,284,179	115,630	503,461	21,057,437
(1)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with ASC 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant times the number of RSUs. This amount does not reflect the actual economic value realized by the named executive officer. For more information regarding the accounting for and assumptions we used to calculate the grant date fair values for RSUs, see the headings “Stock-based compensation” in Notes 2 and 16, to our financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, which was filed with the SEC on August 14, 2026.
(2)Generally consists of company-wide programs including 401(k) match in the amount of $4,983 for Ms. Bharadwaj, $12,000 for Mr. Binz, $6,000 for Mr. Rajan, $12,000 for Mr. Duffy, and $3,000 for Mr. Chuong in fiscal year 2026. Mr. Cannon-Brookes does not participate in the Company’s 401(k) plan, as he is based in Australia. Other programs included are superannuation contributions and remote work allowances. Mr. Chuong received $500,000 of sign-on bonus paid in fiscal year 2026.
(3)Mr. Cannon-Brookes is paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2026 of USD $1.00 to AUD $1.47, for fiscal year 2025 of USD $1.00 to AUD $1.55, and for fiscal year 2024 of USD $1.00 to AUD $1.52. Effective July 1, 2019, Mr. Cannon-Brookes opted to reduce his salary to AUD $74,653 (or USD $50,786 for fiscal year 2026, USD $48,258 for fiscal year 2025, and USD $49,442 for fiscal year 2024).
(4)Ms. Bharadwaj stepped down from her role as President, effective December 31, 2025, following which she continued to serve as a special advisor to Atlassian through March 31, 2026.
(5)Mr. Binz stepped down from his role as our Chief Financial Officer, effective March 30, 2026, following which he continued to serve as a special advisor to Atlassian through June 30, 2026.
(6)Mr. Rajan stepped down from his role as our Chief Technology Officer, effective March 31, 2026. Mr. Rajan’s salary in fiscal year 2026 was pro-rated to reflect his partial year of service as an executive officer.
(7)Mr. Chuong was hired as our Chief Financial Officer, effective March 30, 2026.

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Fiscal Year 2026 Grants of Plan-Based Awards Table
The following table provides information on the equity grants awarded to our NEOs in fiscal year 2026 and estimated payouts under our non-equity incentive plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael Cannon-Brookes
Annual Incentive Program		—	—	—
Anu Bharadwaj
Annual Incentive Program		—	—	—
Annual Award	9/20/2025 (4)				70,820	12,084,017
Joseph Binz
Annual Incentive Program		—	446,880	893,760
Annual Award	9/20/2025 (4)				61,456	10,486,237
Rajeev Rajan
Annual Incentive Program		—	—	—
Annual Award	9/20/2025 (4)				87,794	14,980,290
Brian Duffy
Annual Incentive Program		—	446,880	893,760
Annual Award	9/20/2025 (4)				58,529	9,986,803
Retention Award	4/23/2026 (5)				121,512	8,216,641
James Chuong
Annual Incentive Program		—	115,630	231,260
New-Hire Award	4/02/2026 (6)				297,030	20,284,179
(1)Constitutes threshold, target, and the maximum amount payable under our annual cash incentive bonus program. Mr. Cannon-Brookes was not eligible to participate in our annual cash incentive bonus program for fiscal year 2026.
(2)Constitutes equity awards in the form of RSUs that vest in quarterly installments over four years.
(3)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with ASC 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant times the number of RSUs. For more information regarding the accounting for and assumptions we used to calculate the grant date fair values for RSUs, see the headings “Stock-based Compensation” in Notes 2 and 16, to our financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, which was filed with the SEC on August 14, 2026.
(4)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 6.25% quarterly vesting for 16 quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(5)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 12.5% quarterly vesting for 8 quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(6)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 4.17% vesting on the first quarterly vesting date, followed by 6.25% quarterly vesting for 14 quarters, followed by 8.33% vesting the 16th quarterly vesting date, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.

2026 Proxy Statement

50	Executive Compensation
Fiscal Year 2026 Year-End Outstanding Equity Awards Table
The following table provides information on the current holdings of unvested RSUs by our NEOs as of June 30, 2026. Our NEOs do not hold any stock options, so that portion of the table is omitted below.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Cannon-Brookes	—	—	—
Brian Duffy	2/20/2025 (2)	51,714	4,022,832
Brian Duffy	9/20/2025 (3)	47,555	3,699,303
Brian Duffy	4/23/2026 (4)	106,323	8,270,866
James Chuong	4/2/2026 (5)	278,466	21,661,870
(1)Market value calculated based on a price per share of $77.79, the closing trading price of our Class A Common Stock on June 30, 2026.
(2)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 8.33% vesting on the first quarterly vesting date, followed by 6.25% quarterly vesting for the following 14 quarters, followed by 4.17% vesting the 16th quarterly vesting date, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(3)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 6.25% quarterly vesting for 16 quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(4)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 12.5% quarterly vesting for 8 quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(5)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 4.17% vesting on the first quarterly vesting date, followed by 6.25% quarterly vesting for 14 quarters, followed by 8.33% vesting the 16th quarterly vesting date, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
Fiscal Year 2026 Option Exercises and Stock Vested Table
The following table shows the vesting of RSUs for each of our NEOs during fiscal year 2026, including the value realized on vesting. Our NEOs do not hold any options, so that portion of the table is omitted below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Cannon-Brookes	—	—
Anu Bharadwaj	56,592	7,535,840
Joseph Binz	58,425	6,900,558
Rajeev Rajan	59,397	7,768,838
Brian Duffy	45,556	4,764,570
James Chuong	18,564	1,660,179
(1)Amounts reported calculated by multiplying the closing trading price of our Class A Common Stock on the date of vest by the number of RSUs vesting.

2026 Proxy Statement

Executive Compensation	51
Potential Payments Upon Termination or Change in Control
The potential payments under our Executive Severance Plan for the termination of an NEO’s employment by us other than for cause (as defined in the Executive Severance Plan) or a resignation by the NEO for good reason (as defined in the Executive Severance Plan) are shown in the below table and are summarized as follows:
Termination within Three Months Prior to or 12 Months After a Change in Control (a “Change in Control Period”)
•Base Salary. The NEO receives a lump sum cash amount equal to 12 months of the NEO’s then current base salary.
•Annual Bonus. The NEO receives one hundred percent of the NEO’s annual target bonus in effect immediately prior to the date of termination (or the NEO’s target bonus in effect immediately prior to the change in control, if higher).
•Pro-rated Annual Bonus. The NEO receives a prorated portion of the NEO’s annual target bonus in effect immediately prior to the date of termination.
•Benefit Premium Payment. If the NEO was participating in Atlassian’s group health plan immediately prior to the date of termination and elects COBRA health continuation, NEO receives a lump sum cash payment equal to the monthly employer contribution that Atlassian would have made to provide health insurance for (i) 12 months or (ii) the NEO’s applicable COBRA health continuation period, whichever ends earlier.
•Equity Acceleration. If Atlassian equity awards are being assumed or substituted by the successor entity in the change in control, one hundred percent of the outstanding and unvested equity awards held by the NEO immediately becomes fully exercisable and vested as of the NEO’s date of termination or change in control (if later). If Atlassian equity awards are not being assumed or substituted by the successor entity in the change in control, then all equity awards held by the NEO become fully vested and exercisable immediately prior to the consummation of the change in control.
Termination Outside of a Change in Control Period
•Base Salary Continuation. The NEO receives continued base salary payments for nine months following the termination or resignation.
•Benefit Premium Continuation. If the NEO was participating in Atlassian’s group health plan immediately prior to the date of termination and elects COBRA health continuation, the NEO receives a monthly cash payment equal to the monthly employer contribution that Atlassian would have made to provide health insurance for (i) six months or (ii) the NEO’s applicable COBRA health continuation period, whichever ends earlier.

	Qualifying Termination During a Change in Control Period(1)				Qualifying Termination Outside of a Change in Control Period(2)
Name	Cash Severance ($)	COBRA Payment ($)(3)	Equity Acceleration ($)(4)	Total ($)	Cash Severance ($)	COBRA Payment ($)	Equity Acceleration ($)	Total ($)
Michael Cannon-Brookes(5)	—	—	—	—	—	—	—	—
Anu Bharadwaj	—	—	—	—	—	—	—	—
Joseph Binz	—	—	—	—	—	—	—	—
Rajeev Rajan	—	—	—	—	—	—	—	—
Brian Duffy	960,000	33,240	15,993,002	16,986,242	450,000	16,620	—	466,620
James Chuong	960,000	33,240	21,661,870	22,655,110	450,000	16,620	—	466,620
(1)For all NEOs other than Ms. Bharadwaj and Messrs. Binz and Rajan, whose employment terminated during fiscal year 2026, the amounts reported assume a change in control and a qualifying termination of employment, in each case as of June 30, 2026.
(2)For all NEOs other than Ms. Bharadwaj and Messrs. Binz and Rajan, whose employment terminated during fiscal year 2026, the amounts reported assume a qualifying termination of employment as of June 30, 2026, outside of a Change in Control Period.
(3)COBRA Continuation amount calculated based on COBRA premiums in effect as of June 30, 2026, and health coverage levels in effect as of the same date.
(4)Amount reported calculated by multiplying $77.79, the closing trading price of our Class A Common Stock on June 30, 2026, by the number of RSUs held by the NEO as of the same date.
(5)Mr. Cannon-Brookes is not eligible to participate in the Executive Severance Plan.

2026 Proxy Statement

52	Executive Compensation
CEO Pay Ratio
The fiscal year 2026 total compensation of the median employee, based on the compensation of all employees who were employed as of June 30, 2026, other than our CEO, was $252,071. Mr. Cannon-Brookes’s fiscal year 2026 annual total compensation was $57,337. The ratios of our CEO’s fiscal year 2026 pay to that of our median employee was 0.23 to 1.
To identify the median employee, we used the following methodology and estimates, consistent with all applicable SEC rules:
•We selected June 30, 2026 as the date upon which we would identify the “median employee.”
•As of this date, we considered a total of 13,300 full- and part-time employees (other than our CEO).
•For purposes of determining our median employee we used target annual base salary, target cash incentive bonus, and grant date fair market value of equity awards granted to our employees, in each case, for the fiscal year ended June 30, 2026, to calculate our consistently applied compensation measure. We annualized wages and salaries for employees that were not employed for the full year.
•Once we identified the median employee, we calculated the annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other NEOs (“Non-PEO NEOs”) and our performance for the fiscal years listed below. For further information regarding our pay-for-performance philosophy refer to “Compensation Discussion and Analysis.” The CLDC did not consider the pay versus performance disclosure below as a determining factor for the pay decisions in fiscal year 2026.

	Summary Compensation Table Total for PEO (Cannon- Brookes)(2) ($)	Summary Compensation Table Total for PEO (Farquhar) ($)	Compensation Actually Paid for PEO (Cannon- Brookes) ($)	Compensation Actually Paid for PEO (Farquhar) ($)	Average Summary Compensation Table Total for non-PEO NEOs(3) ($)	Average Compensation Actually Paid to non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On(1):
Year							Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	GAAP Net Loss (in millions) ($)	Cloud Revenue(4) (in millions) ($)
2026	$57,337	N/A	$57,337	N/A	$15,967,583	$2,563,726	$41.5	$160.2	-$53.8	$4,411
2025	$54,240	$13,247	$54,240	$13,247	$16,693,120	$21,046,349	$108.4	$199.3	-$256.7	$3,447
2024	$54,885	$55,871	$54,885	$55,871	$7,324,202	$3,180,090	$94.4	$173.9	-$300.5	$2,699
2023	$55,109	$55,109	$55,109	$55,109	$13,612,685	$9,861,062	$89.5	$133.7	-$486.8	$2,085
(1)The Peer Group Total Stockholder Return set forth in this table utilizes the S&P 500 System Software Sub Industry Index which we also included in the stock performance graph required in our Annual Report on Form 10-K for fiscal year 2026. The comparison assumes $100 was invested for the period starting June 30, 2022, through the end of the listed year in Atlassian Class A Common Stock and in the S&P 500 System Software Sub Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(2)Mr. Cannon-Brookes is and Mr. Farquhar was paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2026 of USD $1.00 to AUD $1.47, for fiscal year 2025 of USD $1.00 to AUD $1.55, for fiscal year 2024 of USD $1.00 to AUD $1.52, and for fiscal year 2023 of USD $1.00 to AUD $1.51. Messrs. Cannon-Brookes and Farquhar did not receive stock awards as part of their compensation and did not participate in the annual incentive bonus program.

2026 Proxy Statement

Executive Compensation	53
(3)The individuals comprising the Non-PEO NEOs for each year are listed below:

2026	2025	2024	2023
Anu Bharadwaj	Anu Bharadwaj	Anu Bharadwaj	Anu Bharadwaj
Joseph Binz	Joseph Binz	Joseph Binz	Joseph Binz
Rajeev Rajan	Rajeev Rajan	Rajeev Rajan	Rajeev Rajan
Brian Duffy	Brian Duffy	Cameron Deatsch	Cameron Deatsch
James Chuong
(4)Cloud revenue is equal to Cloud revenue as reported in the audited financial statements included in our Annual Report on Form 10-K for fiscal years 2026, 2025, 2024 and 2023.
To calculate Compensation Actually Paid, the following amounts were deducted from and added to Summary Compensation Table total compensation:

	Fiscal Year 2026		Fiscal Year 2025			Fiscal Year 2024			Fiscal Year 2023
	Mr. Cannon- Brookes (PEO)	Non-PEO NEOs(1)	Mr. Cannon- Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)	Mr. Cannon- Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)	Mr. Cannon- Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)
Summary Compensation Table Total	$57,337	$15,967,583	$54,240	$13,247	$16,693,120	$54,885	$55,871	$7,324,202	$55,109	$55,109	$13,612,685
Less - Grant date fair value of awards granted during the fiscal year	—	$8,767,341	—	—	$15,924,322	—	—	$6,577,254	—	—	$12,944,242
Plus - Fair value of awards granted during the fiscal year at vest (if vested) or at year-end (if unvested)	—	$8,247,609	—	—	$17,477,926	—	—	$4,198,254	—	—	$10,268,477
Plus - Change in fair value of awards granted prior to the fiscal year (2)	—	-$12,884,126	—	—	$2,799,625	—	—	-$1,765,112	—	—	-$1,075,858
Compensation Actually Paid	$57,337	$2,563,726	$54,240	$13,247	$21,046,349	$54,885	$55,871	$3,180,090	$55,109	$55,109	$9,861,062
(1)All amounts included in this column represent the average for all Non-PEO NEOs.
(2)Calculated as fair value at the earlier of vesting date or last day of the fiscal year minus the fair value on the last day of the prior fiscal year.
Pay Versus Performance Tabular List
We believe that Cloud revenue, which we define as Cloud revenue as reported in our audited financial statements, represents the most important financial performance measure used by us to link compensation actually paid to our NEOs to our performance for the fiscal year ended June 30, 2026. We also believe that Marketplace Cloud revenue is an important financial performance measure that we have used to link compensation actually paid to our NEOs to our performance for the fiscal year 2026. We do not use any other financial performance measures in linking compensation actually paid to our NEOs to our performance.
Analysis of the Information Presented in the Pay Versus
Performance Table
As explained in the “Compensation Discussion and Analysis,” our annual cash incentive program is tied to a broader definition of Cloud revenue that includes fees received for sales of third-party cloud apps in the Atlassian Marketplace. Other metrics included in the Pay Versus Performance table are not determining factors for pay outcomes. In accordance with Item 402(v) of Regulation S-K of the Exchange Act, Atlassian is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

2026 Proxy Statement

54	Executive Compensation
None of our cumulative total stockholder return over fiscal years 2023 through 2026, GAAP net loss across fiscal years 2023 through 2026 or Cloud revenue across fiscal years 2023 through 2026 had a direct impact on the Compensation Actually Paid (as computed in accordance with SEC rules) to our PEO since our PEO’s total compensation is comprised of a modest base salary and statutory superannuation contributions. However, because of the large number of shares of our common stock held by our CEO, our cumulative total stockholder return over fiscal years 2023 through 2026 did have a negative impact on the aggregate value of their holdings.
Our annual Cloud revenue targets had a direct impact on the overall compensation of our Non-PEO NEOs, as it, when added to fees received for sales of third-party cloud apps in the Atlassian Marketplace, resulted in bonus payouts of 45.2%, 95.6%, 96.6%, and 100% for fiscal years 2023, 2024, 2025, and 2026, respectively. Our cumulative total stockholder return over the same period reflects the challenging competitive landscape and macroeconomic environment. The increase in Compensation Actually Paid (as computed in accordance with SEC rules) to our Non-PEO NEOs for fiscal year 2026 is due primarily to the change in composition of our Non-PEO NEOs. Our net losses across fiscal years 2023, 2024, 2025, and 2026 were inclusive of stock-based compensation expense and did not have any impact on the Compensation Actually Paid (as computed in accordance with SEC rules) to our Non-PEO NEOs.
Relationship Between Compensation Actually Paid and Cumulative Company and Peer Group TSR
The graph below (i) sets forth the relationship between the amount of Compensation Actually Paid to our PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our cumulative TSR over the four most recently completed fiscal years; and (ii) compares our cumulative Total Shareholder Return (“TSR”) over the four most recently completed fiscal years to that of the S&P 500 System Software Sub Industry Index over the same period.

2026 Proxy Statement

Executive Compensation	55
Relationship Between Compensation Actually Paid and Net Income
The graph below sets forth the amount of Compensation Actually Paid to our PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our GAAP net income, during the four most recently completed fiscal years.
Relationship Between Compensation Actually Paid and Cloud Revenue
The graph below sets forth the amount of Compensation Actually Paid to our PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our Cloud revenue during the four most recently completed fiscal years.

2026 Proxy Statement

56
Report of the Audit Committee of the Board
The Audit Committee oversees Atlassian’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Atlassian’s internal control over financial reporting. Atlassian’s independent auditors are responsible for expressing an opinion as to the conformity of Atlassian’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Atlassian’s internal control over financial reporting.
In performing its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2026 with management of Atlassian.
The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Atlassian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, for filing with the SEC.
THE AUDIT COMMITTEE
Steven Sordello (Chair)
Karen Dykstra
Christian Smith
Michelle Zatlyn
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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57
Proposals To Be Voted On

Proposal 1 – Election of Directors	58

Proposal 2 – Ratification of Appointment of Independent Auditor	59

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation	60

2026 Proxy Statement

58	Proposals To Be Voted On

Proposal 1 – Election of Directors

The Board has nominated directors Scott Belsky, Shona L. Brown, Mike Cannon-Brookes, Scott Farquhar, Anil Sabharwal, Christian Smith, Steven Sordello, Jason Warner, and Michelle Zatlyn to be elected to serve on the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified. Ms. Dykstra, who has served on the Board since 2025, will not stand for re-election to the Board at the Annual Meeting. We thank her for her service to Atlassian. Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.
It is intended that proxies will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal. In the event that any of the director nominees should become unable to serve or otherwise will not serve as a director (a “Non-serving Director”), the Board may elect to designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, it is intended that the proxies will be voted for the election of such other person. If the Board elects to reduce its size, any votes that are submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining director nominees and any votes submitted with instruction to vote for a Non-serving Director will be disregarded.
If a nominee does not receive more votes in favor than votes against their election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, in accordance with our Corporate Governance Guidelines, an incumbent director who fails to receive a majority of the voting power of Class A and Class B Common Stock cast in favor of their re-election in an uncontested election is expected to tender their resignation. The Nominating Committee will then promptly recommend to the Board whether to accept or refuse the director’s resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results.
For more information on the director nominees, please see the section entitled “Directors and Corporate Governance—Biographies” above.
Vote Required and the Atlassian Board Recommendation
Atlassian has implemented majority voting in uncontested elections of directors. Accordingly, each director must receive the affirmative vote of a majority of the voting power of shares of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

2026 Proxy Statement

Proposals To Be Voted On	59

Proposal 2 – Ratification of Appointment of Independent Auditor

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027. The Board recommends that stockholders vote for ratification of such appointment. Stockholder ratification of the appointment of Ernst & Young LLP as Atlassian’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
We expect representatives of Ernst & Young LLP to attend the Annual Meeting virtually and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
Fees Paid to Auditors
The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young LLP for fiscal years 2026 and 2025.

	2026	2025
	(in thousands)
Audit fees(1)	$7,182	$5,440
Audit-related fees(2)	398	—
Tax fees(3)	119	20
Other fees(4)	10	10
Total	$7,709	$5,470
(1)Audit fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This primarily consisted of fees related to environmental, social and governance reporting and assurance service.
(3)Tax fees relate to assistance with tax compliance, tax planning, and various tax advisory services.
(4)Other fees are any additional amounts for products and services provided by the principal accountants.
Pre-Approval of Audit and Non-Audit Services
Our Audit Committee has adopted a pre-approval policy for the engagement of our independent accountant to perform certain audit and non-audit services. Pursuant to this policy, which is designed to assure that such engagements do not impair the independence of our auditors, the Audit Committee pre-approves annually all audit services, audit-related services, tax services and other services as described above, that may be performed by our independent accountants. All of the audit and non-audit services provided by our principal accountants have been pre-approved by our Audit Committee.
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2026 Proxy Statement

60	Proposals To Be Voted On

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of our NEOs during fiscal year 2026 as disclosed in this Proxy Statement. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
We are guided by our mission of unleashing the potential of every team. As described in detail under the heading “Compensation Discussion and Analysis,” we view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market. Under these programs, our CEO received a level of compensation that is substantially lower than that of CEOs at many peer companies due to his considerable pre-existing Atlassian equity holdings tying his compensation directly to the performance of our business and stock price. Further, we deliver the vast majority of our other NEOs’ compensation in the form of equity, which features a multi-year vesting period, and we prioritize ensuring these NEOs have a meaningful equity stake in Atlassian to further align their long-term wealth creation with that of our stockholders.
Please read the “Compensation Discussion and Analysis,” the executive compensation tables, and the narrative disclosures that accompany the executive compensation tables for additional details about our executive compensation program, including information about the fiscal year 2026 compensation of our NEOs.
We request stockholder approval of the fiscal year 2026 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask that you vote FOR the following resolution:
“RESOLVED, that the stockholders of Atlassian approve, on an advisory basis, the compensation of our NEOs, as disclosed in Atlassian’s Proxy Statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal Year 2026 Summary Compensation Table and the other executive compensation tables and narrative disclosure within such Proxy Statement.”
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR the approval of the above resolution.
As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our CLDC, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.
We expect the next advisory vote to approve the compensation of our named executive officers to occur at the 2027 annual meeting of stockholders.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR APPROVING ON AN ADVISORY BASIS THE COMPENSATION OF OUR NEOs.

2026 Proxy Statement

61
Stock Ownership Information
Security Ownership Table
The following table sets forth, as of September 30, 2026, except as indicated by footnotes below, certain information regarding beneficial ownership of our common stock by:
•all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock;
•each of our current directors and director nominees;
•each NEO; and
•all current directors and executive officers as a group.
This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.
Except as set forth below, the address of each stockholder listed in the following table is Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA. In accordance with SEC rules, applicable percentage ownership in the following table is based on 158,022,970 shares of Class A Common Stock and 94,133,617 shares of Class B Common Stock outstanding as of September 30, 2026. Class A Common Stock trades on the Nasdaq Global Select Market under the symbol “TEAM.” Class B Common Stock is not listed.
In accordance with SEC regulations, we also include (i) shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2026, and (ii) shares issuable upon settlement of RSUs that are vested but unreleased, or will become vested and settled within 60 days of September 30, 2026. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or RSU for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

2026 Proxy Statement

62	Stock Ownership Information

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
BlackRock, Inc.(2)	11,611,358	7.35%	—	—	1.06%
Vanguard Portfolio Management(3)	9,950,824	6.30%	—	—	*
Vanguard Capital Management(4)	9,082,189	5.75%			*
AQR Capital Management, LLC(5)	8,822,984	5.58%	—	—	*
DNB Asset Management AS(6)	8,077,726	5.11%	—	—	*

NEOs and Directors:
Michael Cannon-Brookes(7)	275,940	*	47,066,808	50.00%	42.84%
Anu Bharadwaj(8)	40,477	*	—	—	*
Joe Binz(9)	90,460	*	—	—	*
Rajeev Rajan(10)	39,939	*	—	—	*
Brian Duffy(11)	63,242	*	—	—	*
Shona L. Brown(12)	36,508	*	—	—	*
Scott Belsky(13)	7,803	*	—	—	*
Karen Dykstra(14)	2,453	*
Scott Farquhar(15)	275,940	*	47,066,808	50.00%	42.84%
Christian Smith(16)	1,125	*	—	—	*
Steven Sordello(17)	51,050	*	—	—	*
Anil Sabharwal	—	*	—	—	—
Jason Warner(18)	378	*	—	—	*
James Chuong(19)	38,279	*	—	—	*
Michelle Zatlyn(20)	5,223	*	—	—	*
All current executive officers and directors as a group (12 persons)(21)	757,941	*	94,133,616	100.00%	85.69%
*    Represents beneficial ownership of less than 1%
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock as a single class. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share.
(2)Based on information reported by BlackRock, Inc. (“BlackRock”) on a Schedule 13G/A filed with the SEC on July 27, 2026. Of the shares of Class A Common Stock beneficially owned, BlackRock reported that it has sole dispositive power with respect to 11,611,358 shares, shared dispositive power with respect to no shares, sole voting power with respect to 10,475,891 shares and shared voting power with respect to no shares. BlackRock listed its address as 50 Hudson Yards, New York, New York 10001.
(3)Based on information reported by Vanguard Portfolio Management (“Vanguard Portfolio”) on a Schedule 13G filed with the SEC on April 28, 2026. Of the shares of Class A Common Stock beneficially owned, Vanguard Portfolio reported that it has sole dispositive power with respect to 9,950,824 shares, shared dispositive power with respect to no shares, sole voting power with respect to 56,461 shares and shared voting power with respect to no shares. Vanguard Portfolio listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)Based on information reported by Vanguard Capital Management (“Vanguard Capital”) on a Schedule 13G filed with the SEC on April 28, 2026. Of the shares of Class A Common Stock beneficially owned, Vanguard Capital reported that it has sole dispositive power with respect to 9,082,189 shares, shared dispositive power with respect to no shares, sole voting power with respect to 1,478,467 shares and shared voting power with respect to no shares. Vanguard Capital listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)Based on information reported by AQR Capital Management, LLC and AQR Capital Management Holdings, LLC (“AQR”) on a Schedule 13G filed with the SEC on August 12, 2026. Of the shares of Class A Common Stock beneficially owned, AQR reported that it has sole dispositive power with respect to no shares, shared dispositive power with respect to 8,822,984 shares, sole voting power with respect to no shares and shared voting power with respect to 8,270,721 shares. AQR listed its address as One Greenwich Plaza, Suite 130, Greenwich, Connecticut 06830.
(6)Based on information reported by DNB Asset Management AS, LLC (“DNB”) on a Schedule 13G filed with the SEC on May 14, 2026. Of the shares of Class A Common Stock beneficially owned, DNB reported that it has sole dispositive power with respect to 8,077,726 shares, shared dispositive power with respect to no shares, sole voting power with respect to 8,077,726 shares and shared voting power with respect to no shares. DNB listed its address as Dronning Eufemias Gate 30, 0191 Oslo, Norway.
(7)Consists of 275,940 shares of Class A Common Stock and 47,066,808 shares of Class B Common Stock held of record by CBC Co Pty Limited as trustee for the Cannon-Brookes Head Trust.
(8)Consists of 40,477 shares of Class A Common Stock held of record by Ms. Bharadwaj.
(9)Consists of 90,460 shares of Class A Common Stock held of record by Mr. Binz, including 5,000 shares of Class A Common Stock of which Mr. Binz has shared voting and dispositive power.
(10)Consists of 39,939 shares of Class A Common Stock held of record by Mr. Rajan.

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Stock Ownership Information	63
(11)Consists of (i) 36,326 shares of Class A Common Stock held of record by Mr. Duffy and (ii) 26,916 RSUs that vest within 60 days of September 30, 2026.
(12)Consists of 36,508 shares of Class A Common Stock held by a family trust.
(13)Consists of 1,634 shares of Class A Common Stock held of record by Mr. Belsky and 6,169 shares held by a family trust.
(14)Consists of 2,453 shares of Class A Common Stock held of record by Ms. Dykstra.
(15)Consists of 275,940 shares of Class A Common Stock and 47,066,808 of Class B Common Stock held of record by Farquhar Investment Partnership No. 2.
(16)Consists of 1,125 shares of Class A common stock held of record by Mr. Smith.
(17)Consists of 51,050 shares of Class A Common Stock held of record by Mr. Sordello.
(18)Consists of 378 shares of Class A Common Stock held of record by Mr. Warner.
(19)Consists of (i) 19,316 shares of Class A Common Stock held of record by Mr. Chuong and (ii) 18,963 RSUs that vest within 60 days of September 30, 2026.
(20)Consists of 5,223 shares of Class A Common Stock held of record by Ms. Zatlyn.
(21)Consists of (i) 712,062 shares of Class A Common Stock, (ii) 94,133,616 shares of Class B Common Stock, and (iii) 45,879 RSUs that vest within 60 days of September 30, 2026.
Entities affiliated with our Co-Founders, Mr. Cannon-Brookes and Mr. Farquhar, hold the majority of the outstanding shares of our Class B Common Stock.
We are not aware of any arrangement that may, at a subsequent date, result in a change of control of Atlassian.
Equity Compensation Plan Information
The following table provides information as of June 30, 2026 with respect the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. No shares of our Class B Common Stock are issuable under any of our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	22,306,885	—(2)	42,163,095(3)
Total	22,306,885	—	42,163,095
(1)Includes the following plans: our Amended and Restated 2015 Share Incentive Plan (the “2015 Plan”), and our Amended and Restated 2015 Employee Share Purchase Plan (“ESPP”).
(2)Excludes shares issuable upon vesting of outstanding RSUs as of June 30, 2026, since such shares have no exercise price.
(3)As of June 30, 2026, a total of 22,163,095 shares of our Class A Common Stock were reserved for issuance pursuant to the 2015 Plan. This number does not include the 7,963,413 shares that were added to the 2015 Plan as a result of the automatic annual increase on July 1, 2026. The 2015 Plan provides that the number of shares reserved and available for issuance under the 2015 Plan will automatically increase each July 1, beginning on July 1, 2016, by 5% of the outstanding number of shares of our Class A Common Stock on the immediately preceding June 30th or such lesser number of shares as determined by our CLDC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A Common Stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2015 Plan will be added back to the Class A Common Stock available for issuance under the 2015 Plan. As of June 30, 2026, a total of 20,000,000 of our shares of Class A Common Stock were available for future issuance pursuant to the ESPP. We may, but have not yet elected to, implement the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each July 1, beginning on July 1, 2016, by the lesser of 2,850,000 shares of our Class A Common Stock, 1% of the outstanding number of shares of our Class A Common Stock on the immediately preceding June 30th, or a lesser number of shares of our Class A Common Stock as determined by our CLDC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

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64
Information About the Meeting, Voting and Procedural Matters
General
The Board is soliciting your vote with this Proxy Statement and proxy card for the Annual Meeting, to be held on Tuesday, December 1, 2026 at 2:00 p.m. Pacific Time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting held exclusively via live audio webcast at www.virtualshareholdermeeting.com/TEAM2026. Our Annual Report for the fiscal year ended June 30, 2026, including our financial statements for fiscal year 2026, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on October 14, 2026.
Stockholders Entitled to Vote; Record Date
As of the close of business on October 7, 2026, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 157,718,342 outstanding shares of Class A Common Stock and 94,133,617 outstanding shares of Class B Common Stock of Atlassian, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters to be voted on at the Annual Meeting, voting together as a single class. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.
Quorum; Abstentions; Broker Non-Votes
Atlassian’s Bylaws provide that the holders of a majority in voting power of the stock of Atlassian issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as “present” in determining whether a quorum is present at the Annual Meeting. If a quorum is not present, we may propose to adjourn and reconvene the Annual Meeting at a later date.
If you hold your Atlassian Class A Common Stock through a brokerage firm, bank, trust or other similar organization, the broker or organization may be prevented from voting, or may otherwise choose not to vote, shares held in your brokerage account if you have not given the broker or organization voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). The question of whether the broker or organization will be able to vote your shares will be determined by whether a proposal is deemed “routine” or “non-routine” based on NYSE rules that regulate member brokerage firms. We expect that Proposals 1 and 3 will be considered “non-routine” and Proposal 2 will be considered “routine.” Accordingly, the broker or organization would not be able to vote your shares on Proposal 1 and 3, but would be able to do so on Proposal 2. We encourage you to vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

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Information About the Meeting, Voting and Procedural Matters	65
For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes, if any, are as follows:

Voting Item	Voting Options	Board Recommendation	Voting Standard	Effect of Abstentions	Effect of Broker Non-Votes, If Any
1.Election of Directors	For, against, or abstain on each nominee	FOR each nominee	Majority of the voting power of Class A and Class B Common Stock cast, for each nominee	No effect	No effect
2.Ratification of Appointment of Ernst & Young LLP	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
3.Advisory Vote to Approve Named Executive Officer Compensation	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
Voting; Revocability of Proxies
Voting of proxies; Discretionary voting. Stockholders may vote over the internet, by telephone, by mail, or online when attending the virtual meeting, as described in “About the Annual Meeting” above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and to confirm that their voting instructions have been properly recorded. If you vote by telephone or over the internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or internet, your shares will be voted as recommended by the Board.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.
Effect of not casting your vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the voting for each of the proposals, because your bank or broker may not have discretion or may otherwise choose not to vote any uninstructed shares. Without voting instructions regarding Proposals 1 and 3 we expect that your nominee will not have the authority to vote on those matters, resulting in a so-called “broker non-vote.” Whether the broker, bank, or other nominee that holds your shares has discretionary authority to vote on a proposal without receiving your voting instructions is subject to stock exchange rules and final determination by the stock exchange.
If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Revocability of proxy. You may revoke or change your proxy by:
•entering a new vote by telephone or over the internet;
•filing with Atlassian’s Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or
•attending and voting online at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy).
Any written notice of revocation or subsequent proxy card must be received by Atlassian’s Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to Atlassian’s principal executive offices at Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

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66	Information About the Meeting, Voting and Procedural Matters
Expenses of Solicitation
Atlassian will bear the entire cost of solicitation. In addition, Atlassian may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and Atlassian will reimburse them for their reasonable out-of-pocket expenses. Atlassian may use the services of Atlassian’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation.
Procedure for Introducing Business or Director Nominations at Our 2027 Annual Meeting of Stockholders
Stockholder proposals and director nominees to be presented at the annual meeting of stockholders. Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in Atlassian’s Bylaws. Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to Atlassian’s Corporate Secretary at Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Corporate Secretary. Any notice of director nomination submitted to Atlassian must include the additional information required by Rule 14a-19(b) under the Exchange Act.
To be timely for our 2027 annual meeting of stockholders, such notice must be received no earlier than the close of business (5:00 p.m. Pacific Time) August 3, 2027 and no later than the close of business (5:00 p.m. Pacific Time) on September 2, 2027. However, if the date of the 2027 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2026 Annual Meeting, then notice must be received no later than the close of business (5:00 p.m. Pacific Time) on the later of the 90th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.
In addition to satisfying the deadlines in these advance notice provisions of Atlassian’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 under the Exchange Act to Atlassian’s Corporate Secretary no later than October 4, 2027.
If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2027 annual meeting of stockholders.
Stockholder proposals to be included in the proxy statement (Rule 14a-8 proposals). Any stockholder proposal submitted for inclusion in Atlassian’s proxy statement for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to Atlassian’s Corporate Secretary at the address set forth above and must be received at our principal executive offices not later than on June 16, 2027. In the event the date of the annual meeting of stockholders is moved by more than 30 days from the one-year anniversary of the date of the 2026 Annual Meeting, then notice must be received within a reasonable time before Atlassian begins to make its proxy materials available.
The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our Bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact Atlassian’s Corporate Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.

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Information About the Meeting, Voting and Procedural Matters	67
Delivery of Proxy Materials
To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 701-1110 or IR@atlassian.com. In addition, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 upon the written request of any stockholder to Investor Relations at the address set forth below.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Internet Notices and proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless Atlassian has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Atlassian and some brokers household proxy materials and Internet Notices. If your proxy statement or Internet Notice is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 701-1110 or IR@atlassian.com, or write to Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Investor Relations. We will promptly send a separate copy of the proxy statement or Internet Notice if you contact Investor Relations or write to Atlassian Corporation, as directed above, and request a separate copy.

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68
Appendix A
Non-GAAP Financial Measures and Key Business Metrics
Non-GAAP Financial Measures
In addition to financial information presented in accordance with GAAP, we regularly review other measures, that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts, and make strategic decisions. These measures, including Free Cash Flow, may be different from similarly titled non-GAAP measures used by other companies. We understand that although non-GAAP financial measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less net cash used in investing activities for capital expenditures. Management considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used to fund our commitments, repay our debt, and for strategic opportunities, such as reinvesting in our business, making strategic acquisitions, and strengthening our financial position. Free cash flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP, such as GAAP net cash provided by operating activities. In addition, free cash flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
The following table presents a reconciliation of net cash provided by operating activities to free cash flow for the fiscal year ended June 30, 2026 (in thousands):

GAAP net cash provided by operating activities	$1,353,135
Less: Capital expenditures	(34,060)
Free cash flow	$1,319,075
Key Business Metrics
We review a number of financial and operational metrics, including “Cloud Net Revenue Retention Rate” and “Subscription ARR,” to evaluate our business, measure our performance, formulate business plans, and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies.
Cloud Net Revenue Retention Rate
We calculate cloud net revenue retention rate at a point in time by dividing monthly recurring revenue from Cloud customers at the end of a reporting period (“Current Period MRR”) by the MRR for Cloud customers at the end of the prior 12-month period. Current Period MRR includes existing customer expansion net of existing customer contraction and attrition but excludes monthly recurring revenue (“MRR”) from new customers in the current period.
Subscription Annual Recurring Revenue
Subscription Annual Recurring Revenue (“ARR”) is the annual recurring revenue from subscription agreements to our Cloud and Data Center offerings at a point in time. It reflects the annualized value of active subscriptions, including recurring revenue from upgrades and add-ons, but excludes one-time fees. For monthly subscriptions, ARR is calculated by multiplying MRR by 12. ARR should be viewed independently of revenue and does not represent our revenue under GAAP, as it is an operational metric that can be affected by contract start and end dates, renewal rates, and the timing of invoices.

2026 Proxy Statement

www.atlassian.com

ATLASSIAN

ATLASSIAN CORPORATION
350 BUSH STREET
13TH FLOOR
SAN FRANCISCO, CA 94104
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 30, 2026 for stockholders who hold their shares in their own name. Vote by 11:59 P.M. ET on November 24, 2026 for beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TEAM2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited may not vote directly during the meeting in relation to such shares.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on November 30, 2026 for stockholders who hold their shares in their own name. Vote by 11:59 P.M. ET on November 24, 2026 for beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04388-P56625 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLASSIAN CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees to serve until the 2027 Annual Meeting of Stockholders:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Scott Belsky	☐	☐	☐
1b. Shona L. Brown	☐	☐	☐
1c. Michael Cannon-Brookes	☐	☐	☐
1d. Scott Farquhar	☐	☐	☐
1e. Anil Sabharwal	☐	☐	☐
1f. Christian Smith	☐	☐	☐
1g. Steven Sordello	☐	☐	☐
1h. Jason Warner	☐	☐	☐
1i. Michelle Zatlyn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.	☐	☐	☐
3. An advisory vote to approve the compensation of our named executive officers for the fiscal year ended June 30, 2026.	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T04389-P56625

ATLASSIAN CORPORATION
Annual Meeting of Stockholders
December 1, 2026 2:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stan Shepard and Grant Reid, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATLASSIAN CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM Pacific Time on December 1, 2026, at the Virtual Meeting at: www.virtualshareholdermeeting.com/TEAM2026, and any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

SPECIAL INFORMATION FOR BENEFICIAL OWNERS OF ATLASSIAN CORPORATION SHARES HELD IN THE COMPUTERSHARE DEPOSITARY: *Beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited (the "Computershare Depositary") hereby instruct the Computershare Depositary to procure that the relevant shares are voted in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgement of the Computershare Depositary upon other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. You may not vote directly at the Annual Meeting of Stockholders in relation to your beneficial ownership of these shares; the Computershare Depositary shall instead procure that the relevant shares are voted. The Computershare Depositary must receive your proxy instructions no later than 11:59 p.m. (Eastern Time) on November 24, 2026. If no such instructions are received by this time, the Computershare Depositary will take no action in respect of the relevant shares. Please note that Broadridge has been appointed as agent to tally the vote and provide the tabulated instructions to the Computershare Depositary prior to the Annual Meeting of Stockholders.*

Continued and to be signed on reverse side